Filed Pursuant to Rule 424(b)(5)

Registration No. 333-112708

Pricing Supplement No. 370

(To Prospectus dated April 14, 2004

and Prospectus Supplement dated April 15, 2004)

January 26, 2006

$40,000,000

Zero Coupon Principal Protected Notes, due February 1, 2016, Linked to a Basket of Four Indices

•	The notes are our unsecured senior notes.

•	We will not pay interest on the notes.

•	At maturity, you will receive the principal amount of the notes. In addition, you may receive a “Supplemental Redemption Amount,” depending upon the performance of a group, or “Basket,” of four selected stock indices over the final 13 months of the term of the notes. These four stock indices are the Dow Jones EURO STOXX 50SM Index, the FTSE 100 Index, the Nikkei 225 Index, and the Swiss Market Index (SMI)®.

•	The Supplemental Redemption Amount, if any, will be determined as follows:

•	If the Average Basket Return (as defined below) is less than or equal to zero, then the Supplemental Redemption Amount will equal $0.00.

•	If the Average Basket Return is greater than zero, then the Supplemental Redemption Amount for each $1,000 principal amount of the notes will equal the product of (a) $1,000 and (b) the Average Basket Return.

•	The “Average Basket Return” is the product of the Basket Percentage Change (as defined below) and the Participation Rate (as defined below).

•	The “Basket Percentage Change” is equal to a fraction, the numerator of which is the arithmetic average of the Basket Level on each of the 13 monthly valuation dates occurring during the final 13 months of the term of the notes, minus the Basket Level (as defined below) on the pricing date (subject to adjustment as described below), and the denominator of which is the Basket Level on the pricing date. The Participation Rate, established on the pricing date of the notes, is equal to 189.00%. We describe how to determine the Basket Level and the Supplemental Redemption Amount beginning on page PS-4.

•	The notes will mature on February 1, 2016.

•	The notes are issued in minimum denominations of $1,000 and whole multiples of $1,000.

•	The notes will not be listed on any securities exchange.

•	The selling agent will not receive any commission in connection with the sale of the notes.

Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page PS-9.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this pricing supplement, the accompanying prospectus supplement, or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We will deliver the notes in book-entry form only through The Depository Trust Company on or about February 1, 2006 against payment in immediately available funds.

Banc of America Securities LLC

Agent

The Dow Jones EURO STOXX 50SM Index is proprietary and copyrighted material. The Dow Jones EURO STOXX 50SM Index and the related trademarks have been licensed for certain purposes by us. Neither STOXX Limited (“STOXX”) nor Dow Jones & Company, Inc. (“Dow Jones”) sponsors, endorses, or promotes the notes based on the Dow Jones EURO STOXX 50SM Index.

“FTSE®”, “FT-SE®”, and “Footsie®” are trademarks of the London Stock Exchange Plc (the “LSE”) and The Financial Times Ltd. (“FT”) and are used by FTSE International Limited (“FTSE”) under license. The notes are not sponsored, endorsed, or otherwise promoted by FTSE, the LSE, or FT.

Nikkei 225 Index is a trade or service mark of Nihon Keizai Shimbun, Inc. (“NKS”) and is licensed for use by us. The notes have not been passed on by NKS as to their legality or suitability. The notes are not issued, endorsed, sold, or promoted by NKS. NKS MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE NOTES.

SMI® (Swiss Market Index SMI®) is a registered trademark of SWX Swiss Exchange (“SWX”) which is used under license. The notes are not endorsed, issued, sold, or promoted by SWX. All liability is excluded.

SUMMARY

This pricing supplement relates only to our notes and does not relate to the securities of any of the companies comprising the Basket described in this pricing supplement. This summary includes questions and answers that highlight selected information from the accompanying prospectus, prospectus supplement, and this pricing supplement to help you understand these notes. You should read carefully the entire prospectus, prospectus supplement, and pricing supplement to understand fully the terms of the notes, as well as the tax and other considerations important to you in making a decision about whether to invest in the notes. In particular, you should review carefully the section in this pricing supplement entitled “Risk Factors,” which highlights a number of risks, to determine whether an investment in the notes is appropriate for you. If information in this pricing supplement is inconsistent with the prospectus or prospectus supplement, this pricing supplement will supersede those documents.

Certain capitalized terms used and not defined in this pricing supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

In light of the complexity of the transaction described in this pricing supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the notes.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. You should rely only on the information contained in this pricing supplement, the accompanying prospectus supplement, and the prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the agent is making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this pricing supplement, the accompanying prospectus supplement, and prospectus is accurate as of the date on their respective front covers only.

What are the notes?

The notes are senior debt securities issued by Bank of America Corporation, and are not secured by collateral. The notes rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The notes will mature on February 1, 2016. We cannot redeem the notes at any earlier date.

Will I receive interest on the notes?

No. We will not pay interest on the notes.

Are the notes equity or debt securities?

The notes are our senior debt securities. However, these notes differ from traditional debt securities in that you will not receive interest payments and they contain a derivative component. Instead, at maturity you will receive your principal amount, and you may also receive an additional amount called the “Supplemental Redemption Amount,” as described below. The notes have been designed for investors who are willing to forgo market rates of interest on their investment, such as fixed interest rates paid on conventional non-callable debt securities.

Will you receive your principal at maturity?

Yes. If you hold the notes until maturity, then you will receive, at a minimum, your principal amount. In addition, you may receive a Supplemental Redemption Amount. However, if you sell the notes prior to maturity, you may find that the market value of the notes is less than the principal amount of the notes.

How will the Supplemental Redemption Amount, if any, be determined?

The Supplemental Redemption Amount will be based upon the performance of the Basket over the final 13 months of the term of the notes. The Supplemental Redemption Amount will be determined by the calculation agent in the manner described below.

The “Basket Indices” are the four selected stock indices that make up the Basket that will be used to determine the Supplemental Redemption Amount. The Basket Indices are the Dow Jones EURO STOXX 50SM Index, the FTSE 100 Index, the Nikkei 225 Index, and the Swiss Market Index (SMI)®.

We priced the notes on January 25, 2006, or the “pricing date.” The Basket has a “Starting Level” of 1,000. Each Basket Index represents a percentage of the Starting Level of the Basket on the pricing date. For each Basket Index, we set the “Index Ratio” on the pricing date. We set an Index Ratio for each Basket Index by (a) multiplying 1,000 by the “Index Weight” for that Basket Index that is set forth in the table on page PS-19 and (b) dividing that product by the closing level of that Basket Index on the pricing date (except in the case of the Nikkei 225 Index, which referenced the closing level on January 26, 2006). The result was rounded to the nearest one hundred-thousandth. The Index Ratio for each Basket Index was fixed as of the pricing date (except for the Nikkei 225 Index, for which the Index Ratio was fixed on January 26, 2006) and is subject to change only if certain events or adjustments affect the relevant Basket Index, as described in this pricing supplement.

The “Basket Level” is the hypothetical value of the Basket that is determined at the close of any business day (as defined below). The Basket Level equals the sum of the products of the closing level and the Index Ratio for each Basket Index. The Basket Level will be rounded to the nearest one-hundredth.

The calculation agent will determine any Supplemental Redemption Amount payable to you for each $1,000 principal amount of your notes at maturity by calculating the Average Basket Return, as described below. The calculation agent will determine the “Average Level,” which is the arithmetic average of the Basket Level on the 25th day of each of the 13 months in the period beginning January 2015 and ending January 2016 (or if such date is not a trading day (as defined below), the following trading day). Each of these 13 days is a “monthly valuation date.” Accordingly, the Average Level will equal the sum of the Basket Levels on each monthly valuation date, divided by 13.

After the European and Japanese stock markets close on the final monthly valuation date, the calculation agent will determine the Average Basket Return and any Supplemental Redemption Amount. At maturity, you will be paid the principal amount of the notes and any Supplemental Redemption Amount.

The “Average Basket Return” shall equal:

Basket Percentage Change x Participation Rate

The result will be rounded to the nearest ten-thousandth of a decimal place and then expressed as a percentage.

The “Basket Percentage Change” shall equal:

Average Level – Adjusted Starting Level
Starting Level

The “Adjusted Starting Level” will equal the lowest Basket Level for each of the trading days in the period (the “Initial Adjustment Period”) from and including the pricing date to and including March 25, 2006.

The Participation Rate, as established on the pricing date of the notes, is equal to 189.00%.

If the Average Basket Return is less than or equal to zero, then the Supplemental Redemption Amount will equal $0.00.

If the Average Basket Return is greater than zero, then the Supplemental Redemption Amount for each $1,000 principal amount of the notes will equal the product of:

$1,000 x Average Basket Return

You will receive a Supplemental Redemption Amount only if the Basket Percentage Change is greater than zero. If the Basket Percentage Change is a negative number, the Average Basket Return will also be a negative number, and you will not receive any Supplemental Redemption Amount.

Except for the payment of the principal amount at maturity, you will be exposed to unlimited declines in the Basket Level as of each of the 13 monthly valuation dates.

The Supplemental Redemption Amount, if any, will be calculated after the close of the relevant markets on the final monthly valuation date in January 2016. Changes in the Basket Level between the final monthly valuation date and the maturity date will not affect the Supplemental Redemption Amount, if any, payable to you at maturity.

The Average Basket Return is based upon the average of the Basket Level on the 13 monthly valuation dates, and therefore, you may not receive the benefit in the full appreciation of the Basket Indices between each of the 13 monthly valuation dates, or between the pricing date and the final monthly valuation date. In addition, you may not receive the benefit of any appreciation of the Basket Indices between the pricing date of the notes and the first monthly valuation date falling in January 2015.

You should consider the possibility that you will not receive any Supplemental Redemption Amount, even if the Basket Level as of the final monthly valuation date is significantly greater than the Basket Level on the pricing date or during the Initial Adjustment Period.

Who will determine the Supplemental Redemption Amount and the amounts due at maturity?

A calculation agent will make all the calculations associated with determining the Supplemental Redemption Amount and the amounts due at maturity. We have appointed our affiliate, Banc of America Securities LLC, or “BAS,” to act as calculation agent. See the section entitled “Description of the Notes—Role of the Calculation Agent.”

Who publishes the Basket Indices and what do the Basket Indices measure?

The Dow Jones EURO STOXX 50SM Index is published by STOXX and is a capitalization-weighted index of the stocks of 50 highly-capitalized European companies. The FTSE 100 Index is published by FTSE® and is a capitalization-weighted index of the 100 most highly capitalized companies traded on the LSE. The Nikkei 225 Index is a stock index published by NKS that measures the composite price performance of selected Japanese stocks. The Swiss Market Index (SMI)® is published by SWX and is a capitalization-weighted index of up to 30 of the largest, most liquid stocks traded on the Swiss Electronic Bourse System.

How have the Basket Indices performed historically?

There have been significant fluctuations in the levels of the Basket Indices. The applicable tables in the section “The Basket Indices” show the quarterly performance of the Basket Indices since the first calendar quarter of 2002. We have provided this historical information to help you evaluate the behavior of the Basket Indices in recent periods. However, it is not possible to accurately predict how the Basket Indices or the notes will perform in the future. Past performance of the Basket Indices is not necessarily indicative of future results for any other period.

How will you be able to find the level of each of the Basket Indices?

You can obtain the Dow Jones EURO STOXX 50SM Index level from the Bloomberg Financial® service under the symbol “SX5E,” the STOXX website, www.stoxx.com/index.html, the Dow Jones website, www.djindexes.com, as well as from The Wall Street Journal and the Financial Times. You can obtain the FTSE 100 Index level from the Bloomberg Financial® service under the symbol “UKX,” the FTSE® website, www.ftse.com, as well as from The Wall Street Journal and the Financial Times. You can obtain the Nikkei 225 Index level from the Bloomberg® service under the symbol “NKY,” the NKS website, www.nni.nikkei.co.jp, as well as from The Wall Street Journal and the Financial Times. You can obtain the Swiss Market Index (SMI)® level from the Bloomberg Financial® service under the symbol “SMI,” the SWX Swiss Exchange website, www.swx.com, as well as from the Financial Times.

Will you have an ownership interest in the stocks that are represented by each of the Basket Indices?

No. An investment in the notes does not entitle you to any ownership interest, including any voting rights, dividends paid, or other distributions, in the stocks of any of the companies represented by any Basket Index.

Who is the selling agent for the notes?

Our affiliate, BAS, is acting as our agent in connection with this offering and will not receive a commission based on the total principal amount of notes sold. In this capacity, BAS is not your fiduciary or advisor, and you should not rely upon any communication from it in connection with the notes as investment advice or a recommendation to purchase the notes.

You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

How are the notes being offered?

BAS is offering the notes, as agent, to selected investors on a best efforts basis. We have registered the notes with the SEC in the United States. However, we are not registering the notes for public distribution in any jurisdiction other than the United States.

Are the notes exchange traded funds?

No. The notes are not part of an exchange traded fund. The value of the notes will not rise or fall at the same rate, or in the same manner, as any Basket Index or the Basket. We do not expect the notes to trade with the same volume or liquidity as certain exchange traded funds.

How are the notes treated for United States federal income tax purposes?

Although the matter is not free from doubt, for United States federal income tax purposes, the notes should be treated as debt instruments that provide for contingent interest. As a result, the notes are considered to be issued with original issue discount, or “OID.” See “United States Federal Income Tax Summary—Tax Characterization of the Notes.”

You will be required to pay taxes on the notes over their term based upon a comparable yield for the notes, even though you will not receive any payments until maturity. We have determined this comparable yield in accordance with regulations issued by the United States Treasury Department, solely in order for you to determine the amount of taxes that you will owe each year as a result of your ownership of the notes. This comparable yield is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or whether you will be entitled to receive any Supplemental Redemption Amount at all. We have determined that this comparable yield will equal 5.18% per annum, compounded annually.

Additionally, you generally will be required to recognize ordinary income on any gain realized on a sale, upon maturity, or upon another disposition of the notes. See the section entitled “United States Federal Income Tax Summary.”

Will the notes be listed on an exchange?

No. The notes will not be listed on any securities exchange, and there may be little or no secondary market for the notes.

Can the monthly valuation dates and the stated maturity date be postponed if a Market Disruption Event occurs?

Yes. If the calculation agent determines that, on any monthly valuation date or during the Initial Adjustment Period, a Market Disruption Event (as defined below) has occurred or is continuing as to one or more Basket Indices, the determination of the closing level of the applicable Basket Indices will be postponed until the first business day on which no Market Disruption Event occurs or is continuing, but the delay will never be more than five business days. If any determination as to a Basket Index is postponed to the last possible day, but a Market Disruption Event occurs or is continuing on that day, the determination of its closing level will nevertheless be made on that date. If the closing level of that Basket Index is not available on that last possible day, either because of a Market Disruption Event or for any other reason, the calculation agent will make a good faith estimate of the closing level of the applicable Basket Index based on its assessment, made in its sole discretion, of the level of that Basket Index at that time. If the determination of the closing level of a Basket Index on the final monthly valuation date is postponed due to a Market Disruption Event, the maturity date for the notes also will be postponed by the same number of business days. See the section entitled “Description of the Notes—Market Disruption.”

Does ERISA impose any limitations on purchases of the notes?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (commonly referred to as “ERISA”) or a plan that is subject to Section 4975 of the Internal Revenue Code, or the “Code,” including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, and dispose of the notes unless that plan or entity has determined that its purchase, holding, and disposition of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the notes will be deemed to be representing that it has made such determination, or that a prohibited transaction class exemption (“PTCE”) exists.

Are there any risks associated with your investment?

Yes, an investment in the notes is subject to risk. Please refer to the section entitled “Risk Factors” on the next page of this pricing supplement and page S-3 of the attached prospectus supplement.

RISK FACTORS

Your investment in the notes entails significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.

Your yield may be less than the yield on a conventional debt security of comparable maturity. There will be no periodic interest payments on the notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. Instead, the rate of return primarily is based on the future performance of the Basket Indices. We cannot assure you that the Average Basket Return will be positive. If the Average Basket Return is negative, you will not receive any Supplemental Redemption Amount. Under those circumstances, you will receive only the principal amount at maturity. Any yield on your investment above the principal amount of your note may be less than the overall return you would earn if you purchased a conventional debt security with the same maturity date. Your investment may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

Your investment return is limited and may be less than a comparable investment directly in the Basket Indices or the stocks included in the Basket Indices. The Average Basket Return is based on the Basket Level on each of the 13 monthly valuation dates occurring during the final 13 months of the term of the notes. As a result, you may not receive a Supplemental Redemption Amount even if the Basket Level increases during the first nine years of the term of the notes or during one or more one-month periods during the final 13 months of the term of the notes, or if the Basket Level on the final monthly valuation date exceeds the Adjusted Starting Level. See the section entitled “Description of the Notes—Payment at Maturity; Supplemental Redemption Amount.” In addition, a direct investment in the stocks that comprise the Basket Indices would allow you to receive the full benefit of any appreciation in the price of those shares, and any dividends paid by or distributions made on those shares.

The use of an average instead of a single Basket Level to determine the Supplemental Redemption Amount could reduce the amount that you receive at maturity. The Average Basket Return is based on the Basket Level on the 13 monthly valuation dates. You may not receive a Supplemental Redemption Amount even if the Basket Level increases during one or more one-month periods falling prior to the monthly valuation dates, or if the Basket Level on the final monthly valuation date exceeds the Adjusted Starting Level. See “Description of the Notes—Payment at Maturity; Supplemental Redemption Amount.” Because the Supplemental Redemption Amount will be based on the average of the Basket Level on each of the 13 monthly valuation dates, a significant increase in the Basket Level as of the first monthly valuation date or any other monthly valuation date may be substantially or entirely offset by subsequent decreases in the Basket Level as of one or more other monthly valuation dates. A high Basket Level on one or more monthly valuation dates, including on the final monthly valuation date, may be substantially or entirely offset by a low Basket Level on one or more other monthly valuation dates. In addition, the market value of the notes and the Supplemental Redemption Amount will be less sensitive to fluctuations in the Basket Level during the final 13 months of the term of the notes as the time remaining to maturity lessens. In particular, if the Basket Level generally increases over the final 13 months of the term of the notes, then the Supplemental Redemption Amount will be lower, and could be materially lower, than would be the case if only the Basket Level at maturity were used to calculate the Supplemental Redemption Amount.

We cannot assure you that a trading market for your notes will ever develop or be maintained. We will not list the notes on any securities exchange. We cannot predict how the notes will trade in the secondary market or whether such market, if any, will be liquid or illiquid. The number of potential buyers of the notes in any secondary market may be limited. Although under ordinary market conditions, BAS intends to indicate prices on the notes on request, there can be no assurance at which price such a bid would be made. BAS may discontinue buying and selling the notes on the secondary market at any time.

To the extent that BAS engages in any market-making activities, it may bid for or offer notes. Any price at which BAS may bid for, offer, purchase, or sell any notes may differ from the values determined by pricing models that may be used by BAS, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which the notes might otherwise trade in the market.

In addition, if at any time BAS were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which the notes could be sold likely would be lower than if an active market existed.

If you attempt to sell the notes prior to maturity, the market value of the notes, if any, may be less than the principal amount of the notes. Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to redeem the notes prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect the market value of the notes, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the anticipated impact on the market value of the notes given a change in a specific factor, assuming all other conditions remain constant.

•	The Basket Indices. Because the total amount payable at maturity is tied to the Basket Level on the pricing date and during the Initial Adjustment Period and the final 13 months of the term of the notes, the market value of the notes at any time will depend on the closing levels of the Basket Indices. The levels of the Basket Indices are primarily influenced by the operational results, creditworthiness, and dividend rates, if any, of the companies represented by the component stocks of the Basket Indices, and by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which these stocks are traded, and the market segments of which these companies are a part. The policies of STOXX, FTSE®, NKS, and SWX (collectively, the “Index Sponsors”) concerning additions, deletions, and substitutions of the stocks underlying the Basket Indices and the manner in which the Index Sponsors take account of certain changes affecting these securities may affect the level of the Basket Indices. The policies of the Index Sponsors with respect to the calculation of the Basket Indices also could affect the value of the Basket Indices. One or more of the Index Sponsors may discontinue or suspend the calculation or dissemination of the Basket Indices. Any of these actions could affect the value of the notes. See the section entitled “The Basket Indices.” It is impossible to predict whether the Basket Level will rise or fall.

•

Impact of the Basket Indices on the Value of the Notes. We anticipate that the market value of the notes, if any, will depend substantially on the Basket Level. Even if the Basket Level increases after the pricing date, if you are able to sell your notes before the maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the levels of the Basket Indices will continue to fluctuate until the Average Basket Return is determined during the final 13 months of the term of the notes. If you sell your notes when the levels of the Basket Indices are less than, or not sufficiently above, their levels as of the pricing date, you may receive less than the principal amount of your notes. In general, the market value of the notes will decrease as the Basket Level decreases, and increase as the Basket Level increases. It is impossible to predict whether the Basket Level will rise or fall. The Basket Level may be influenced if we, our affiliates, or any other entity issues securities or other instruments with terms similar to the notes or engages in transactions relating to the Basket Indices. In addition, the levels of the Basket Indices could become more volatile and could be affected by hedging or arbitrage trading activity that may develop involving the notes or the Basket Indices. However, as the market value of the Basket Indices increases or decreases, the market value of the notes is not expected to increase or decrease at the same rate as that change in market value of the Basket Indices.

•	Volatility of the Basket Indices. Volatility is the term used to describe the size and frequency of market fluctuations. Volatility of the levels of the Basket Indices may affect the market value of the notes. The volatility of the Basket Indices during the term of the notes may vary. In general, if the volatility of the Basket Indices increases, we expect that the market value of the notes may increase and, conversely, if the volatility of the Basket Indices decreases, we expect that the market value of the notes may decrease.

•	Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, Europe, and Japan, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect the international stock markets generally, may affect the levels of the Basket Indices and the value of the notes.

•	Interest Rates. We expect that changes in interest rates will affect the trading value of the notes. In general, if United States interest rates increase, we expect that the trading value of the notes will decrease and, conversely, if United States interest rates decrease, we expect that the trading value of the notes will increase. The level of prevailing interest rates also may affect the United States economy, and, in turn, the value of the Basket Indices.

•	Dividend Yields. In general, if dividend yields on the stocks included in each of the Basket Indices increase, we anticipate that the value of the notes will decrease and, conversely, if dividend yields on the stocks included in each of the Basket Indices decrease, we anticipate that the value of the notes will increase.

•	Volatility of Exchange Rates. The U.S. dollar/euro, U.S. dollar/Pound sterling, U.S. dollar/Japanese yen, and U.S. dollar/Swiss franc exchange rates are the spot foreign currency exchange rates that reflect the relative value of the U.S. dollar and these other currencies. These rates represent the amount of U.S. dollars that can be exchanged, on a spot basis, for one unit of each of these currencies. These exchange rates increase when the U.S. dollar decreases in value relative to the applicable currency and decrease when the U.S. dollar increases in value relative to that currency. Changes in the volatility of these exchange rates could have a negative impact on the market value of the notes.

•	Relationship Between Exchange Rates and the Basket Indices. The correlation between the U.S. dollar/euro exchange rate and the Dow Jones EURO STOXX 50SM

Index reflects the extent to which a percentage change in the U.S. dollar/euro exchange rate corresponds to a percentage change in the Dow Jones EURO STOXX 50SM Index. The correlation between the U.S. dollar/Pound sterling exchange rate and the FTSE 100 Index reflects the extent to which a percentage change in the U.S. dollar/Pound sterling exchange rate corresponds to a percentage change in the FTSE 100 Index. The correlation between the U.S. dollar/Japanese yen exchange rate and the Nikkei 225 Index reflects the extent to which a percentage change in the U.S. dollar/Japanese yen exchange rate corresponds to a percentage change in the Nikkei 225 Index. The correlation between the U.S. dollar/Swiss franc exchange rate and the Swiss Market Index (SMI)® reflects the extent to which a percentage change in the U.S. dollar/Swiss franc exchange rate corresponds to a percentage change in the Swiss Market Index (SMI)®. Changes in these correlations may have a negative impact on the value of the notes.

•	Time to Maturity. As the time remaining to maturity of the notes decreases, the “time premium” associated with the notes will decrease. We anticipate that before their maturity, the notes may have a market value above that which would be expected based on the levels of market interest rates and the levels of the Basket Indices. This difference will reflect a “time premium” due to expectations concerning the levels of the Basket Indices during the period before the maturity date of the notes. However, as the time remaining to the maturity of the notes decreases, we expect that this time premium will decrease, lowering the trading value of the notes.

Changes in the level of one or more of the Basket Indices may be offset by changes in the level of the other Basket Indices. A change in the level of any Basket Index may not correlate with changes in the other Basket Indices. The level of one or more of the Basket Indices may increase, while the level of one or more of the other Basket Indices may not increase as much, or may even decline in value. Therefore, in calculating the Basket Level as of any time, particularly as of each monthly valuation date, increases in the level of one or more of the Basket Indices may be moderated, or wholly offset, by lesser increases or declines in the level of one or more of the other Basket Indices.

Your investment in the notes is subject to risks resulting from investing in foreign markets. Your return on the notes also depends upon the Dow Jones EURO STOXX 50SM Index, the FTSE 100 Index, and the Swiss Market Index (SMI)®, which are indices based on the stocks of European issuers, and the Nikkei 225 Index, which is an index based on the stocks of Japanese issuers. As a result, an investment in the notes involves considerations that may not be associated with a security linked to indices based solely on the stocks of United States issuers. The considerations relate to European and Japanese market factors generally, and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions, and different and, in some cases, more adverse, economic environments.

Your return will not be adjusted for changes in currency exchange rates. Although the stocks included in the Basket Indices are traded principally in foreign currencies, the notes are denominated in U.S. dollars. The amount payable on the notes at maturity will not be adjusted as a result of changes in these exchange rates with respect to the U.S. dollar. Any amount in addition to the principal amount of each note payable to you at maturity is based solely upon the levels of the four Basket Indices. Changes in one or more of these exchange rates may reflect changes in the European and Japanese economies, which in turn may affect the value of the applicable Basket Index and the notes.

Changes in our credit ratings are expected to affect the value of the notes. Our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, actual or anticipated changes in our credit ratings prior to the maturity date of the notes may affect the notes’ trading value. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the Basket Level on each monthly valuation date, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Hedging activities may affect the Supplemental Redemption Amount and the market value of the notes. Hedging activities that we or one or more of our affiliates, including the agent, may engage in may affect the Basket Level. Accordingly, our hedging activities may increase or decrease the market value of the notes prior to maturity and any Supplemental Redemption Amount that you may receive at maturity. In addition, we or one or more of our affiliates, including the agent, may purchase or otherwise acquire a long or short position in the notes. We or one of our affiliates, including the agent, may hold or resell the notes. Although we have no reason to believe that any of those activities will have a material impact on the Basket Level, we cannot assure you that these activities will not affect that level and the market value of the notes prior to maturity or any Supplemental Redemption Amount payable at maturity.

You have no shareholder rights, no rights to receive any of the stocks included in any of the Basket Indices, and you are not entitled to dividends or other distributions by the issuers of these stocks. The notes are our debt securities. They are not equity instruments or shares of stock. Investing in the notes will not make you a holder of any of the stocks included in the Basket Indices. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those stocks. As a result, the return on your notes may not reflect the return you would realize if you actually owned these stocks and received the dividends paid or other distributions made in connection with them. Your notes will be paid in cash and you have no right to receive delivery of any of these stocks.

We are not affiliated with any Basket Index company and are not responsible for any disclosure made by any Basket Index company. While we currently, or in the future, may engage in business with companies represented by the constituent stocks of the Basket Indices, neither we nor any of our affiliates, including the selling agent, assume any responsibility for the adequacy or accuracy of any publicly available information about any other companies represented by the constituent stocks of each of the Basket Indices or the calculation of the Basket Indices. You should make your own investigation into the Basket Indices and the companies represented by their constituent stocks. See the section entitled “The Basket Indices” below for additional information about the Basket Indices.

None of the publishers of the Basket Indices, any of their affiliates, or any Basket Index company is involved in this offering of the notes or has any obligation of any sort with respect to the notes. As a result, none of those companies has any obligation to take your interests into consideration for any reason, including taking any corporate actions that might affect the value of the notes.

Our trading and hedging activities may create conflicts of interest with you. We or one or more of our affiliates, including the agent, may engage in trading activities related to the Basket Indices that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell the stocks included in the Basket Indices, or futures or options contracts on the Basket Indices for our own accounts, for business reasons, or in connection with hedging our obligations under the notes. We also may issue, or our affiliates may underwrite, other financial instruments with returns based upon the Basket Indices. These trading and underwriting activities could affect the level of the Basket Indices in a manner that would be adverse to your investment in the notes. In addition, we expect to enter into an arrangement or arrangements with one or more of our affiliates, to hedge the market risks associated with our obligation to pay the amounts due under the notes. Our affiliates expect to make a profit in connection with this arrangement. We do not intend to seek competitive bids for this arrangement from unaffiliated parties.

We or our affiliates may enter into these transactions on or prior to the pricing date, in order to hedge some or all of our anticipated obligations under the notes. This hedging activity could increase the Basket Level as of the pricing date and during the Initial Adjustment Period. If this occurs, you would be less likely to receive a Supplemental Redemption Amount.

In addition, from time to time during the term of the notes and in connection with the determinations to be made on each of the 13 monthly valuation dates and at maturity, we or our affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other notes or instruments that we issue, some of which may have returns calculated in a manner related to that of the notes. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in your notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the Basket Level or secondary trading in the notes, could be adverse to your interests as a beneficial owner of the notes.

Our business activities may create conflicts of interest with you. We and our affiliates, at present or in the future, may engage in business with the companies included in the Basket Indices, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on many of the companies included in the Basket Indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market value of the notes.

Secondary market prices of the notes may be affected adversely by the inclusion in the original issuance price of the notes of the costs of hedging our obligations under the notes. Assuming no change in market conditions or any other relevant factors, the market price, if any, at which a party will be willing to purchase notes in secondary market transactions likely will be lower than the original issue price. This is because the original issue price included, and secondary market prices are likely to exclude the potential profit included in the cost of hedging our obligations under the notes. The price of hedging our obligations was determined by our affiliates with the intent to realize a profit. However, because hedging our obligations entails risks and may be influenced by market forces beyond our control or our affiliates’ control, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

There may be potential conflicts of interest between you and the calculation agent. We have the right to appoint and remove a calculation agent. The determination of any Supplemental Redemption Amount is a complex process involving a number of related calculations, some of which may require the exercise of judgment. Our subsidiary, BAS, is the calculation agent for the notes and, as such will determine the Basket Level on each monthly valuation date and during the Initial Adjustment Period and will calculate any Supplemental Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between BAS’ status as our subsidiary and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, or in connection with judgments that it would be required to make if the publication of any of the Basket Indices is discontinued. See the sections entitled “Description of the Notes—Market Disruption” and “—Discontinuance of the Basket Indices; Alteration of Method of Calculation.”

RECENT DEVELOPMENTS

MBNA Merger

On June 30, 2005, we entered into an Agreement and Plan of Merger with MBNA Corporation providing for the merger of MBNA Corporation with and into us (the “MBNA Merger”). The MBNA Merger closed on January 1, 2006 and we were the surviving corporation in the transaction.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the notes for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our affiliates will use a portion of the net proceeds to hedge our obligations under the notes.

DESCRIPTION OF THE NOTES

General

The notes are part of a series of medium-term notes entitled “Medium-Term Notes, Series K” issued under the Senior Indenture, as amended and supplemented from time to time. The Senior Indenture is described more fully in the accompanying prospectus and prospectus supplement. The following description of the notes supplements the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus.

The aggregate principal amount of the notes is $40,000,000. The notes are issued in minimum denominations of $1,000 and whole multiples of $1,000. The notes will mature on February 1, 2016, but under limited circumstances, which we describe below, the maturity date may be postponed. See the section entitled “Description of the Notes—Market Disruption.”

We will not pay interest on the notes.

Prior to maturity, the notes are not redeemable by us or repayable at your option. The notes are not subject to any sinking fund.

The notes will be issued in book-entry form only. The CUSIP number for the notes is 06050 MFN2.

Payment at Maturity; Supplemental Redemption Amount

We priced the notes on January 25, 2006, or the “pricing date.” The “Starting Level” of the Basket is 1,000. Each Basket Index represents a percentage of the Starting Level of the Basket on the pricing date. For each Basket Index, we set the applicable Index Weight and Index Ratio on the pricing date (except for the Nikkei 225 Index, for which the Index Ratio was set on January 26, 2006). We set the Index Ratio for each Basket Index by (a) multiplying 1,000 by the Index Weight for that Basket Index that is set forth in the table below and (b) dividing that product by the closing level of that Basket Index on the pricing date (except for the Nikkei 225 Index, for which the Index Ratio was determined on January 26, 2006). The result was rounded to the nearest one hundred-thousandth.

The “Basket Level” is determined at the close of any business day. The Basket Level equals the sum of the products of the closing level and the Index Ratio for each Basket Index, as determined by the calculation agent. The Basket Level will be rounded to the nearest one-hundredth.

The following table illustrates the Basket Indices, as weighted below based on the closing level of each Basket Index on the pricing date (except for the Nikkei 225 Index, for which the Index Ratio was determined on January 26, 2006), as determined by the calculation agent to achieve a Basket Level of 1,000 on that date:

Basket Index	Closing Level on Pricing Date	Index Weight	Index Ratio
Dow Jones EURO STOXX 50SM Index	3,578.00	35.00%	0.09782
FTSE 100 Index	5,704.40	30.00%	0.05259
Nikkei 225 Index	15,891.02	25.00%	0.01573
Swiss Market Index (SMI)®	7,682.69	10.00%	0.01302

After the European and Japanese stock markets close on the final monthly valuation date, the calculation agent will determine the Average Basket Return and any Supplemental Redemption Amount. At maturity, you will be paid the principal amount of the notes and any Supplemental Redemption Amount.

The “Average Basket Return” shall equal:

Basket Percentage Change x Participation Rate

The result will be rounded to the nearest ten-thousandth of a decimal place and then expressed as a percentage.

The “Basket Percentage Change” shall equal:

Average Level – Adjusted Starting Level
Starting Level

The “Adjusted Starting Level” will equal the lowest Basket Level for each of the trading days in the period from and including the pricing date to and including March 25, 2006.

The “Average Level” will be equal to the arithmetic average of the Basket Level on the 25th day of each of the 13 months in the period beginning January 2015 and ending January 2016. Each of these 13 days is a “monthly valuation date.” Accordingly, the Average Level will equal the sum of the Basket Levels on each monthly valuation date, divided by 13.

The Participation Rate, as established on the pricing date of the notes, is equal to 189.00%.

If the Average Basket Return is less than or equal to zero, then the Supplemental Redemption Amount will equal $0.00.

If the Average Basket Return is greater than zero, then the Supplemental Redemption Amount for each $1,000 principal amount of the notes will equal the product of:

$1,000 x Average Basket Return

The notes are principal protected. If the Average Basket Return does not exceed zero, you will receive only your principal amount at maturity.

When we refer to a “business day,” we mean a day that is a business day of the kind described in the accompanying prospectus supplement. In this pricing supplement, as to any Basket Index, the term “trading day” means any day, as determined by the calculation agent, on which the principal securities market (or markets) on which the constituent stocks of that Basket Index are open for trading.

Events of Default

Upon the occurrence of an event of default with respect to the notes, the amount that will be due and payable for each $1,000 principal amount of the notes upon acceleration of the notes will be equal to the $1,000 principal amount, plus the Supplemental Redemption Amount. In order to calculate the Supplemental Redemption Amount, the calculation agent will use the Basket Level as of the date of default as the “Average Level” to calculate the Basket Percentage Change.

Market Disruption

Each of the following will be a “Market Disruption Event” if, in the sole opinion of the calculation agent, that event materially affects any of the Basket Indices:

•	the suspension, material limitation, or absence of the trading of a material number of stocks included in any of the Basket Indices;

•	the suspension or material limitation of the trading of stocks on one or more stock exchanges on which stocks included in any of the Basket Indices are quoted;

•	a breakdown or failure in the price and trade reporting systems of the respective primary markets on which the stocks included in any of the Basket Indices are quoted, as a result of which the reported trading prices for the affected stocks, during the last one-half hour before the close of trading in that market, are materially inaccurate; or

•	the suspension or material limitation of the trading of (a) options or futures relating to any of the Basket Indices on any options or futures exchanges or (b) options or futures generally.

For purposes of determining whether a Market Disruption Event has occurred:

•	a limitation on the number of hours or days of trading will not be a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

•	a limitation on trading imposed by reason of the movements in price exceeding the levels permitted by any relevant exchange will be a Market Disruption Event;

•	a decision to permanently discontinue trading in the relevant futures or options contracts will not constitute a Market Disruption Event; and

•	an absence of trading on an exchange or quotation system will not include any time when that exchange or quotation system is closed for trading under ordinary circumstances.

If a Market Disruption Event occurs or is continuing with respect to any Basket Index on a day that would otherwise be a monthly valuation date or during the Initial Adjustment Period, then, in order to calculate the Basket Level as of that monthly valuation date, the calculation agent instead will use the closing level of the Basket Index on the first business day after that day on which no Market Disruption Event occurs or is continuing as to that Basket Index. The calculation agent will use the closing level for each Basket Index that is not subject to a Market Disruption Event on the applicable monthly valuation date or the appropriate day of the Initial Adjustment Period, as applicable.

In no event will the determination of the closing level for any Basket Index subject to a Market Disruption Event be postponed by more than five business days. If any determination as to a Basket Index subject to a Market Disruption Event is postponed to the last possible day, but a Market Disruption Event occurs or is continuing on that day, that day nevertheless will be the monthly valuation date as to that Basket Index or will be used to determine the Basket Level during the applicable day of the Initial Adjustment Period on which a Market Disruption Event occurred. In such a case, the calculation agent will make a good faith estimate of the closing level of the Basket Index based upon its assessment of the level of the Basket Index at that time. If any determination of a closing level required to be made on the final monthly valuation date is postponed due to a Market Disruption Event, the maturity date for the notes also will be postponed by the same number of business days.

Discontinuance of the Basket Indices; Alteration of Method of Calculation

If the publication of any of the Basket Indices is discontinued and a successor or substitute index is published that the calculation agent determines, in its sole discretion, is comparable to the discontinued Basket Index (the new index being referred to as a “Successor Index”), then the relevant closing levels of the applicable Basket Index will be determined by reference to the closing level of the Successor Index.

If the calculation agent selects a Successor Index for any Basket Index, the calculation agent immediately will notify us and the trustee of the Senior Indenture, and that trustee will provide written notice of a change to you within three business days of selection.

If the publication of a Basket Index or a Successor Index is discontinued, and the calculation agent determines that no Successor Index is available, then the calculation agent will notify us and the trustee of the Senior Indenture and will calculate the appropriate closing levels. These calculations by the calculation agent will be in accordance with the formula for and method of calculating the applicable Basket Index last in effect prior to that discontinuance. If a Successor Index is selected or the calculation agent calculates a level as a substitute for the applicable Basket Index, that Successor Index or level will be substituted for that Basket Index for all purposes, and the calculation agent will make an adjustment to the applicable Index Ratio as it determines to be necessary.

If at any time the method of calculating a Basket Index or a Successor Index, or the level of that index, is changed in a material respect, or if a Basket Index or a Successor Index in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the level of the Basket Index or the Successor Index had those changes or modifications not been made, then, from and after that time, the calculation agent will notify us and the trustee of the Senior Indenture. The calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the applicable Basket Index or the Successor Index, as the case may be, as if those changes or modifications had not been made, and calculate the closing levels with reference to that Basket Index or the Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Index or a Successor Index is modified so that its level is a fraction of what it would have been if it had not been modified (e.g., due to a split in an index), then the calculation agent will adjust the index in order to arrive at a level of the Basket Index or the Successor Index as if it had not been modified (e.g., as if the split had not occurred). The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes, including determinations regarding the Average Level, the Average Basket Return, the Basket Percentage Change, the Adjusted Starting Level, the Supplemental Redemption Amount, Market Disruption Events, Successor Indices, business days, and trading days. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We have initially appointed our affiliate, BAS, as the calculation agent, but we may change the calculation agent at any time without notifying you.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds. We will make payments of the principal amount and any Supplemental Redemption Amount in immediately available funds so long as the notes are maintained in book-entry form.

Listing

The notes will not be listed on any securities exchange.

THE BASKET INDICES

We have obtained all information regarding the Basket Indices contained in this pricing supplement, including their make-up, method of calculation, and changes in their components, from publicly-available information. That information reflects the policies of, and is subject to change by the Index Sponsors. The Index Sponsors have no obligation to continue to publish, and may discontinue publication of, the Basket Indices. The consequences of the Index Sponsors discontinuing publication of the Basket Indices are described in the section entitled “Description of the Notes—Discontinuance of the Basket Indices; Alteration of Method of Calculation.” We do not assume any responsibility for the accuracy or completeness of any information relating to the Basket Indices.

Dow Jones EURO STOXX 50SM Index

The Dow Jones EURO STOXX 50SM Index was created by STOXX, a joint venture between Deutsche Boerse AG, Dow Jones, and SWX Swiss Exchange. Publication of the Dow Jones EURO STOXX 50SM Index began in February 1998, based on an initial Dow Jones EURO STOXX 50SM Index level of 1,000 at December 31, 1991. The Dow Jones EURO STOXX 50SM Index is published in The Wall Street Journal and disseminated on the STOXX website, http://www.stoxx.com/index.html, and the Dow Jones website, www.djindexes.com.

Dow Jones EURO STOXX 50SM Index Composition and Maintenance

The Dow Jones EURO STOXX 50SM Index is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX 50SM Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all of the market sectors defined by the Dow Jones Global Classification Standard. Set forth below are the country weightings and market sector weightings of the securities currently included in the Dow Jones EURO STOXX 50SM Index as of December 30, 2005:

Country Weightings		Industrial Sector Weightings
France	33.6%	Banks	24.3%
Germany	24.0%	Insurance	12.5%
Spain	13.2%	Oil & Gas	11.3%
Netherlands	12.6%	Utilities	10.3%
Italy	12.0%	Telecommunications	8.5%
Finland	3.7%	Technology	6.3%
Ireland	0.9%	Health Care	4.4%
		Chemicals	4.3%
		Personal & Household Goods	3.9%
		Industrial Goods & Services	3.3%
		Food & Beverage	3.0%
		Automobiles & Parts	3.0%
		Retail	1.8%
		Construction & Materials	1.7%
		Media	1.7%

A current list of the issuers of the component stocks in the Dow Jones EURO STOXX 50SM Index, as of December 30, 2005, is set forth below:

Issuer of Component Stock	Country	Adjusted Weight in Index	Industry Sector
Total S.A.	France	6.66	Oil & Gas

Sanofi-Aventis	France	4.35	Health Care

Banco Santander Central Hispano SA	Spain	3.82	Banks

Nokia Corporation	Finland	3.75	Technology

Siemens AG	Germany	3.31	Industrial Goods & Services

E.ON AG	Germany	3.31	Utilities

UniCredito Italiano S.p.A.	Italy	3.30	Banks

Eni S.p.A	Italy	3.25	Oil & Gas

ING Groep N.V.	The Netherlands	3.18	Insurance

Telefónica, S.A.	Spain	3.05	Telecommunications

BNP Paribas	France	2.96	Banks

Banco Bilbao Vizcaya Argentaria, S.A.	Spain	2.80	Banks

Allianz AG	Germany	2.78	Insurance

AXA SA	France	2.39	Insurance

Deutsche Bank AG	Germany	2.32	Banks

Société Générale Group	France	2.31	Banks

ABN AMRO Holding N.V.	The Netherlands	2.27	Banks

DaimlerChrysler AG	Germany	2.23	Automobiles & Parts

Deutsche Telekom AG	Germany	2.04	Telecommunications

France Telecom	France	1.94	Telecommunications

Fortis	The Netherlands	1.91	Banks

BASF AG	Germany	1.88	Chemicals

Unilever N.V.	The Netherlands	1.81	Food & Beverage

Royal Philips Electronics	The Netherlands	1.79	Personal & Household Goods

SAP AG	Germany	1.79	Technology

Assicurazioni Generali S.p.A.	Italy	1.77	Insurance

Vivendi Universal	France	1.67	Media

Issuer of Component Stock	Country	Adjusted Weight in Index	Industry Sector
SUEZ	France	1.66	Utilities

RWE AG	Germany	1.61	Utilities

Enel S.p.A.	Italy	1.53	Utilities

Telecom Italia S.p.A.	Italy	1.48	Telecommunications

Bayer AG	Germany	1.41	Chemicals

Repsol YPF, S.A.	Spain	1.33	Oil & Gas

Munich Re Group	Germany	1.30	Insurance

Carrefour SA	France	1.27	Retail

Groupe Danone	France	1.19	Food & Beverage

Endesa, S.A.	Spain	1.17	Utilities

Aegon N.V.	The Netherlands	1.07	Insurance

LVMH Moet Hennessy Louis Vuitton S.A.	France	1.06	Personal & Household Goods

L’Oreal S.A.	France	1.01	Personal & Household Goods

Iberdrola, S.A.	Spain	0.99	Utilities

Crédit Agricole S.A.	France	0.99	Banks

Air Liquide	France	0.97	Chemicals

Compagnie de Saint-Gobain	France	0.95	Construction & Materials

Allied Irish Banks, p.l.c.	Ireland	0.91	Banks

Alcatel	France	0.75	Technology

Renault	France	0.75	Automobiles & Parts

Lafarge S.A.	France	0.73	Construction & Materials

Sanpaolo IMI S.p.A.	Italy	0.71	Banks

Royal Ahold N.V.	The Netherlands	0.54	Retail

The composition of the Dow Jones EURO STOXX 50SM Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50SM Index are made to ensure that the Dow Jones EURO STOXX 50SM Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX Index.

The free float factors for each component stock used to calculate the Dow Jones EURO STOXX 50SM Index, as described below, are reviewed, calculated, and implemented on a quarterly basis and are fixed until the next quarterly review.

The Dow Jones EURO STOXX 50SM Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, and bankruptcy) that affect the Dow Jones EURO STOXX 50SM Index composition are immediately reviewed. Any changes are announced, implemented, and effective in line with the type of corporate action and the magnitude of the effect.

Dow Jones EURO STOXX 50SM Index Calculation

The Dow Jones EURO STOXX 50SM Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50SM Index value can be expressed as follows:

Index =	free float market capitalization of the index	x 1,000
adjusted base date market capitalization of the index

The “free float market capitalization of the index” is equal to the sum of the products of the closing price, market capitalization, and free float factor for each component stock as of the time the Dow Jones EURO STOXX 50SM Index is being calculated.

The Dow Jones EURO STOXX 50SM Index is also subject to a divisor, which is adjusted to maintain the continuity of the Dow Jones EURO STOXX 50SM Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of the adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Split and reverse split:

Adjusted price = closing price * A / B

New number of shares = old number of shares * B / A

Divisor: no change

(2)	Rights offering:

Adjusted price = (closing price * A + subscription price * B) / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: increases

(3)	Stock dividend:

Adjusted price = closing price * A / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: no change

(4)	Stock dividend of another company:

Adjusted price = (closing price * A - price of other company * B) / A

Divisor: decreases

(5)	Return of capital and share consolidation:

Adjusted price = (closing price - dividend announced by company *

(1-withholding tax)) * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6)	Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of shares ) - (tender price *

number of tendered shares)) / (old number of shares - number of tendered shares)

New number of shares = old number of shares - number of tendered shares

Divisor: decreases

(7)	Spin-off:

Adjusted price = (closing price * A - price of spun-off shares * B) / A

Divisor: decreases

(8)	Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

•	Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held.

•	If A is not equal to one share, then all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) /

((A + B) * ( 1 + C / A))

New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares * ((A + C) * (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B +C) / A

Divisor: increases

Neither we nor any of our affiliates, including BAS, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the Dow Jones EURO STOXX 50SM Index or any successor to the Dow Jones EURO STOXX 50SM Index. STOXX does not guarantee the accuracy or the completeness of the Dow Jones EURO STOXX 50SM Index or any data included in the Dow Jones EURO STOXX 50SM Index. STOXX assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the Dow Jones EURO STOXX 50SM Index. STOXX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Dow Jones EURO STOXX 50SM Index or the manner in which the Dow Jones EURO STOXX 50SM Index is applied in determining the amount payable at maturity.

Historical Closing Levels of the Dow Jones EURO STOXX 50SM Index

Since its inception, the Dow Jones EURO STOXX 50SM Index has experienced significant fluctuations. Any historical upward or downward trend in the level of the Dow Jones EURO STOXX 50SM Index during any period shown below is not an indication that the level of the Dow Jones EURO STOXX 50SM Index is more or less likely to increase or decrease at any time during the term of the notes. The historical Dow Jones EURO STOXX 50SM Index levels do not give an indication of future performance of the Dow Jones EURO STOXX 50SM Index. We cannot assure you that the future performance of the Dow Jones EURO STOXX 50SM Index or the constituent stocks of the Dow Jones EURO STOXX 50SM Index will result in you receiving an amount greater than the outstanding face amount of the notes on the maturity date.

The table below sets forth the high, the low, and the last closing levels at the end of each calendar quarter of the Dow Jones EURO STOXX 50SM Index since the first calendar quarter of 2002. The closing levels listed in the table below were obtained from the Bloomberg Financial® service under the symbol “SX5E,” without independent verification.

Dow Jones EURO STOXX 50SM Index Quarterly Levels

	HIGH	LOW	CLOSE
2002
First Quarter	3,833.09	3,430.18	3,784.05
Second Quarter	3,748.44	2,928.72	3,133.39
Third Quarter	3,165.47	2,187.22	2,204.39
Fourth Quarter	2,669.89	2,150.27	2,386.41

2003
First Quarter	2,529.86	1,849.64	2,036.86
Second Quarter	2,527.44	2,067.23	2,419.51
Third Quarter	2,641.55	2,366.86	2,395.87
Fourth Quarter	2,760.66	2,434.63	2,760.66

2004
First Quarter	2,959.71	2,702.05	2,787.49
Second Quarter	2,905.88	2,659.85	2,811.08
Third Quarter	2,806.62	2,580.04	2,726.30
Fourth Quarter	2,955.11	2,734.37	2,951.24

2005
First Quarter	3,114.54	2,924.01	3,055.73
Second Quarter	3,190.80	2,930.10	3,181.54
Third Quarter	3,429.42	3,170.06	3,428.51
Fourth Quarter	3,616.33	3,241.14	3,578.93

2006
First Quarter (through January 25th)	3,671.78	3,532.68	3,578.00

Before investing in the notes, you should consult publicly available sources for the levels and trading pattern of the Dow Jones EURO STOXX 50SM Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in financial markets generally and the Dow Jones EURO STOXX 50SM Index exhibiting greater volatility than in earlier periods.

License Agreement

We have entered into a non-exclusive license agreement with STOXX providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by STOXX (including the Index) in connection with certain securities, including the notes.

The license agreement between us and STOXX requires that the following language be stated in this pricing supplement:

STOXX and Dow Jones have no relationship to us, other than the licensing of the Dow Jones EURO STOXX 50SM Index and the related trademarks for use in connection with the notes. STOXX and Dow Jones do not:

•	sponsor, endorse, sell, or promote the notes;

•	recommend that any person invest in the notes or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount, or pricing of the notes;

•	have any responsibility or liability for the administration, management, or marketing of the notes; or

•	consider the needs of the notes or the holders of the notes in determining, composing, or calculating the Dow Jones EURO STOXX 50SM Index, or have any obligation to do so.

STOXX and Dow Jones will not have any liability in connection with the notes. Specifically:

•	STOXX and Dow Jones do not make any warranty, express or implied, and disclaim any and all warranty concerning:

•	the results to be obtained by the notes, the holders of the notes or any other person in connection with the use of the Dow Jones EURO STOXX 50SM Index and the data included in the Dow Jones EURO STOXX 50SM Index;

•	the accuracy or completeness of the Dow Jones EURO STOXX 50SM Index and its data;

•	the merchantability and the fitness for a particular purpose or use of the Dow Jones EURO STOXX 50SM Index and its data;

•	STOXX and Dow Jones will have no liability for any errors, omissions, or interruptions in the Index or its data; and

•	Under no circumstances will STOXX or Dow Jones be liable for any lost profits or indirect, punitive, special, or consequential damages or losses, even if STOXX or Dow Jones knows that they might occur.

The licensing agreement between us and STOXX is solely for their benefit and our benefit, and not for the benefit of the holders of the notes or any other third parties.

FTSE 100 Index

The FTSE 100 Index is calculated, published, and disseminated by FTSE. The FTSE 100 Index was first calculated on January 3, 1984 (the “base date”), with an initial base level of 1,000 points. Publication of the FTSE 100 Index began in February 1984.

FTSE 100 Index Composition and Maintenance

The FTSE 100 Index is a free-float weighted index which measures the composite price performance of stocks of the largest 100 companies, determined on the basis of market capitalization, traded on the LSE. The 100 stocks included in the FTSE 100 Index are selected from a reference group of stocks trading on the LSE which are in turn selected by excluding certain stocks based on various factors, including price, size, and liquidity. The underlying stocks of the FTSE 100 Index are selected from this reference group by selecting the 100 stocks with the largest market value.

The FTSE 100 Index is overseen by the FTSE EMEA (Europe, Middle East, and Africa) Committee, which is responsible for the review process and is made up of independent senior industry representatives. The FTSE EMEA Committee meets quarterly to review the constituent stocks of the FTSE 100 Index and decide whether to insert or delete any stocks in the index. The meetings are held on the Wednesday after the first Friday in March, June, September, and December. Any changes to the constituent stocks of the FTSE 100 Index are implemented on the next trading day following the expiry of the LIFFE (London International Financial Futures Exchange) futures and options contracts, which normally takes place on the third Friday of the same month. The rules for inserting and deleting stocks at the quarterly review are designed to provide stability in the selection of the constituent stocks of the FTSE 100 Index while ensuring that the index continues to be representative of the UK market by including or excluding those stocks that have risen or fallen significantly.

Changes to the underlying stocks of the FTSE 100 Index can be prompted by new listings on the LSE, corporate actions, including mergers and acquisitions, or an increase or decrease in market capitalization. The underlying stocks of the FTSE 100 Index may be replaced, if necessary, in accordance with deletion and addition rules that provide generally for the removal and replacement of a stock from the FTSE 100 Index if that stock is delisted, the issuer of that stock is subject to a takeover offer that has been declared unconditional, or that stock has ceased to be a viable component of the FTSE 100 Index in the opinion of the FTSE EMEA Committee. In order to maintain continuity in the FTSE 100 Index, at the quarterly review, a stock will be added if it has risen to 90th place or above and a stock will be deleted if it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.

FTSE 100 Index Calculation

The FTSE 100 Index is calculated by (a) multiplying the share price of each stock included in the FTSE 100 Index, at a particular point in time, by the shares-in-issue of that stock and by a free-float factor, (b) calculating the sum of all these products (the “aggregate market value”), and (c) dividing the aggregate market value by a divisor which represents the aggregate market value as of the base date. The divisor can be adjusted when capitalization amendments are made to the constituent stocks of the FTSE 100 Index, allowing the value of the index to remain comparable over time.

Historical Closing Levels of the FTSE 100 Index

Since its inception, the FTSE 100 Index has experienced significant fluctuations. Any historical upward or downward trend in the level of the FTSE 100 Index during any period shown below is not an indication that the level of the FTSE 100 Index is more or less likely to increase or decrease at any time during the term of the notes. The historical FTSE 100 Index levels do not give an indication of future performance of the FTSE 100 Index. We cannot assure you that the future performance of the FTSE 100 Index or the constituent stocks of the FTSE 100 Index will result in holders of the notes receiving an amount greater than their outstanding face amount on the maturity date.

The table below sets forth the high, the low, and the last closing levels at the end of each calendar quarter of the FTSE 100 Index since the first calendar quarter of 2002. The closing levels listed in the table below were obtained from the Bloomberg Financial® service under the symbol “UKX,” without independent verification.

FTSE 100 Index Quarterly Levels

	HIGH	LOW	CLOSE
2002
First Quarter	5,323.80	5,024.10	5,271.80
Second Quarter	5,263.90	4,531.00	4,656.40
Third Quarter	4,685.80	3,671.10	3,721.80
Fourth Quarter	4,190.00	3,730.50	3,940.40

2003
First Quarter	4,009.50	3,287.00	3,613.30
Second Quarter	4,207.00	3,684.80	4,031.20
Third Quarter	4,314.70	3,963.90	4,091.30
Fourth Quarter	4,476.90	4,169.20	4,476.90

2004
First Quarter	4,559.10	4,309.40	4,385.70
Second Quarter	4,575.70	4,395.20	4,464.10
Third Quarter	4,608.40	4,287.00	4,570.80
Fourth Quarter	4,820.10	4,564.50	4,814.30

2005
First Quarter	5,060.80	4,783.60	4,894.40
Second Quarter	5,114.40	4,789.40	5,113.20
Third Quarter	5,494.80	5,158.30	5,477.70
Fourth Quarter	5,638.30	5,142.10	5,618.80

2006
First Quarter (through January 25th)	5,740.20	5,633.80	5,704.40

Before investing in the notes, you should consult publicly available sources for the levels and trading pattern of the FTSE 100 Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in financial markets generally and the FTSE 100 Index exhibiting greater volatility than in earlier periods.

License Agreement

We have entered into a non-exclusive license agreement with FTSE providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by FTSE (including the FTSE 100 Index) in connection with certain securities, including the notes.

The license agreement between us and FTSE requires that the following language be stated in this pricing supplement:

The notes are not in any way sponsored, endorsed, sold, or promoted by FTSE, the LSE, or FT and none of FTSE, the LSE, or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the FTSE 100 Index stands at any particular time on any particular day or otherwise. The FTSE 100 Index is compiled and calculated by FTSE. However, none of FTSE, the LSE, or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100 Index and none of FTSE, the LSE, or FT shall be under any obligation to advise any person of any error therein.

Nikkei 225 Index

The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 stocks trading on the TSE (an “Index Stock”) and represents a broad cross-section of Japanese industry. All 225 of the Index Stocks that are components of the Nikkei 225 Index are stocks listed in the First Section of the TSE. Index Stocks listed in the First Section are among the most actively traded stocks on the TSE. Futures and options contracts on the Nikkei 225 Index are traded on the SIMEX, the OSE, and the Chicago Mercantile Exchange.

The Nikkei 225 Index is a modified, price-weighted index. Each Index Stock’s weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer. NKS calculates the Nikkei 225 Index by multiplying the per share price of each Index Stock by the corresponding weighting factor for that Index Stock (a “Weight Factor”), calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set on May 16, 1949 at 225, was set at 24.140 on October 4, 2005, and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Index Stock, so that the share price of each Index Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. Each Weight Factor represents the number of shares of the related Index Stock which are included in one trading unit of the Nikkei 225 Index. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Index Stocks, which is currently the TSE. The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Index Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Index Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable Weight Factor and divided by the new divisor, i.e., the level of the Nikkei 225 Index immediately after the change, will equal the level of the Nikkei 225 Index immediately prior to the change.

Stocks may be deleted from or added to the Nikkei 225 Index by NKS. However, to maintain continuity in the Nikkei 225 Index, the policy of NKS generally is not to alter the composition of the Index Stocks except when an Index Stock is deleted in accordance with the following criteria. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Index Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock or transfer of the stock to the “Seiri Post” because of excess debt of the issuer or because of any other reason; or transfer of the stock to the Second Section of the TSE. Upon deletion of a stock from the Nikkei 225 Index, NKS will select, in accordance with certain criteria established by it, a replacement for the deleted Index Stock. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the Index Stocks. As a result, an existing Index Stock with low trading volume and not representative of a market will be deleted.

NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The notes are not sponsored, endorsed, sold, or promoted by NKS. No inference should be drawn from the information contained in this pricing supplement that NKS makes any representation or warranty, implied or express, to us, any holder of the notes, or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the Nikkei 225 Index to track general stock market performance. NKS has no obligation to take our needs or the needs any holder of notes into consideration in determining, composing, or calculating the Nikkei 225 Index. NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the notes to be issued, or in the determination or calculation of the equation by which the notes are to be settled in cash. NKS has no obligation or liability in connection with the administration or marketing of the notes.

Neither we nor any of our affiliates, including the calculation agent, accept any responsibility for the calculation, maintenance, or publication of the Nikkei 225 Index or any Successor Index. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Nikkei 225 Index is applied in determining the Starting Value, the Ending Value, or any Supplemental Redemption Amount.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours for most products listed on the TSE are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

Historical Closing Levels of the Nikkei 225 Index

Since its inception, the Nikkei 225 Index has experienced significant fluctuations. Any historical upward or downward trend in the level of the Nikkei 225 Index during any period shown below is not an indication that the level of the Nikkei 225 Index is more or less likely to increase or decrease at any time during the term of the notes. The historical Nikkei 225 Index levels do not give an indication of future performance of the Nikkei 225 Index. We cannot assure you that the future performance of the Nikkei 225 Index or the constituent stocks of the Nikkei 225 Index will result in holders of the notes receiving an amount greater than the outstanding face amount of the notes on the stated maturity date.

The table below sets forth the high, the low, and the last closing levels at the end of each calendar quarter of the Nikkei 225 Index since the first calendar quarter of 2002. The closing levels listed in the table below were obtained from publicly available sources, without independent verification.

Nikkei 225 Index Quarterly Levels

	HIGH	LOW	CLOSE
2002
First Quarter	11,919.30	9,420.85	11,024.94
Second Quarter	11,979.85	10,074.56	10,621.84
Third Quarter	10,960.25	9,075.09	9,383.29
Fourth Quarter	9,215.56	8,303.39	8,578.95

2003
First Quarter	8,790.92	7,862.43	7,972.71
Second Quarter	9,137.14	7,607.88	9,083.11
Third Quarter	11,033.32	9,265.56	10,219.05
Fourth Quarter	11,161.71	9,614.60	10,676.64

2004
First Quarter	11,770.65	10,365.40	11,715.39
Second Quarter	12,163.89	10,505.05	11,858.87
Third Quarter	11,896.01	10,687.81	10,823.57
Fourth Quarter	11,488.76	10,659.15	11,488.76

2005
First Quarter	11,966.69	11,238.37	11,668.95
Second Quarter	11,874.75	10,825.39	11,584.01
Third Quarter	13,617.24	11,565.99	13,574.30
Fourth Quarter	16,344.20	13,106.18	16,111.43

2006
First Quarter (through January 26th)	16,454.95	15,341.18	15,891.02

Before investing in the notes, you should consult publicly available sources for the levels and trading pattern of the Nikkei 225 Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in financial markets generally and the Nikkei 225 Index exhibiting greater volatility than in earlier periods.

License Agreement

We have entered into an agreement with NKS providing us and any of our affiliated or subsidiary companies identified in that agreement with a non-exclusive license and, in exchange for a fee, with the right to use the Nikkei 225 Index, which is owned and published by the NKS, in connection with certain securities, including the notes.

Our license agreement with NKS provides that NKS will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

Swiss Market Index (SMI)®

The Swiss Market Index (SMI)® is published by the SMX and was first introduced on June 30, 1998 with an initial baseline value of 1,500. The Swiss Market Index (SMI)® is updated in real-time after each transaction in a stock contained in the index and is published every three seconds.

Swiss Market Index (SMI)® Composition and Maintenance

The Swiss Market Index (SMI)® is made up of a maximum of 30 of the largest, most liquid Swiss Performance Index (“SPI”) large- and mid-cap stocks traded on the Swiss Electronic Bourse System. The Swiss Market Index (SMI)® includes stocks from the Zurich, Geneva, and Basle stock exchanges. As of January 25, 2006, the Swiss Market Index (SMI)® was composed of 27 stocks. The stocks underlying the Swiss Market Index (SMI)® are weighted according to their free-float market capitalization, and the Swiss Market Index (SMI)® contains approximately 90% of the entire free-float market capitalization of the Swiss equity market. As a price index, the Swiss Market Index (SMI)® is not adjusted for dividends.

Stocks are chosen for admission to the Swiss Market Index (SMI)® from the SPI. In order to be admitted to and remain in the SPI, a stock must meet a minimum free-float rate of 20%. If a stock falls below the 20% limit and does not reach or exceed the limit again within three months, the stock is excluded from the SPI. Stocks which are not admitted to the SPI on free-float grounds are admitted to the SPI if the minimum free-float rate of 20% has been met continuously over a period of three months. In order to be admitted to the Swiss Market Index (SMI)®, the market value of the stock must amount to a minimum of 0.45% of the overall SPI capitalization as of June 30th. The determination of the ranking of a maximum of 30 stocks from the available stocks is calculated through a combination of market capitalization and the percentage sales at market value of each individual stock. For a stock to be admitted to the Swiss Market Index (SMI)®, it must have occupied a rank of 30 or above over four quarters and must occupy a rank of 25 or above as of June 30th.

The composition of the Swiss Market Index (SMI)® is reviewed annually. In order to ensure a high degree of continuity in the composition of the Swiss Market Index (SMI)®, the component stocks are subject to a special procedure for adding and removing stocks based on free-float market capitalization and liquidity. Changes in the number of free-float shares over the course of a year are made on the first trading day in April and October, and changes to the composition of the Swiss Market Index (SMI)® are made once a year on the first trading day in October, after prior notice of at least two months.

Computation of the Swiss Market Index (SMI)®

The Swiss Market Index (SMI)® is calculated according to the Laspeyres method using a weighted arithmetic mean over a defined selection of stocks. The current level of the Swiss Market Index (SMI)® can be calculated by dividing the sum of the market capitalizations of the stocks contained in the index by the divisor.

Historical Closing Levels of the Swiss Market Index (SMI)®

Since its inception, the Swiss Market Index (SMI)® has experienced significant fluctuations. Any historical upward or downward trend in the level of the Swiss Market Index (SMI)® during any period shown below is not an indication that the level of the Swiss Market Index (SMI)® is more or less likely to increase or decrease at any time during the term of the notes. The historical Swiss Market Index (SMI)® levels do not give an indication of future performance of the Swiss Market Index (SMI)®. We cannot assure you that the future performance of the Swiss Market Index (SMI)® or the constituent stocks of the Swiss Market

Index (SMI)® will result in holders of the notes receiving an amount greater than their outstanding face amount on the maturity date.

The table below sets forth the high, the low, and the last closing levels at the end of each calendar quarter of the Swiss Market Index (SMI)® since the first calendar quarter of 2002. The closing levels listed in the table below were obtained from the Bloomberg Financial® service under the symbol “SMI,” without independent verification.

Swiss Market Index (SMI)® Quarterly Levels

	HIGH	LOW	CLOSE
2002
First Quarter	6,655.20	6,105.20	6,655.20
Second Quarter	6,694.10	5,594.20	5,979.70
Third Quarter	6,024.20	4,561.40	4,783.00
Fourth Quarter	5,181.90	4,435.00	4,630.80

2003
First Quarter	4,965.30	3,675.40	4,085.60
Second Quarter	4,992.50	4,135.50	4,813.70
Third Quarter	5,422.60	4,700.80	5,043.50
Fourth Quarter	5,487.80	5,061.00	5,487.80

2004
First Quarter	5,934.40	5,469.00	5,618.60
Second Quarter	5,891.20	5,589.50	5,619.10
Third Quarter	5,625.70	5,309.80	5,465.30
Fourth Quarter	5,695.20	5,309.70	5,693.20

2005
First Quarter	6,014.58	5,669.60	5,929.70
Second Quarter	6,294.15	5,840.55	6,253.08
Third Quarter	6,904.84	6,250.57	6,898.88
Fourth Quarter	7,619.96	6,820.43	7,583.93

2006
First Quarter (through January 25th)	7,835.67	7,628.56	7,682.69

Before investing in the notes, you should consult publicly available sources for the levels and trading pattern of the Swiss Market Index (SMI)®. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in financial markets generally and the Swiss Market Index (SMI)® exhibiting greater volatility than in earlier periods.

License Agreement

We have entered into a non-exclusive license agreement with SWX providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by SWX (including the Swiss Market Index (SMI)®) in connection with certain securities, including the notes. The notes are not in any way sponsored, endorsed, sold, or promoted by SWX and SWX makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the Swiss Market Index (SMI)® and/or the figure at which the Swiss Market Index (SMI)® stands at any particular time on any particular day or otherwise. The Swiss Market Index (SMI)® is compiled and calculated solely by SWX. However, SWX shall not be liable (whether in negligence or otherwise) to any person for any error in the Swiss Market Index (SMI)® and SWX shall not be under any obligation to advise any person of any error therein.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Our affiliate, BAS, has been appointed as our agent to solicit offers on a best efforts basis to purchase the notes. The agent is a party to the Distribution Agreement described in the “Supplemental Plan of Distribution” on page S-25 of the accompanying prospectus supplement. The selling agent will not receive any commission in connection with the sale of the notes. Each initial purchaser of notes must have an account with the agent.

The agent is not acting as your fiduciary or advisor, and you should not rely upon any communication from the agent in connection with the notes as investment advice or a recommendation to purchase notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

BAS and any of our other affiliates may use this pricing supplement, the accompanying prospectus supplement, and the prospectus in a market-making transaction for any notes after their initial sale.

UNITED STATES FEDERAL INCOME TAX SUMMARY

The following summary of certain United States federal income tax consequences of the purchase, ownership, and disposition of the notes is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with initial purchasers of the notes who hold notes as capital assets and does not deal with persons in special tax situations, such as Non-United States Holders (as defined below), financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding notes in a tax-deferred or tax-advantaged account, persons holding notes as a hedge, a position in a “straddle” or as part of a “conversion” transaction for tax purposes, or persons who are required to mark-to-market for tax purposes. You must consult your own tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership, and disposition of the notes arising under the laws of any other jurisdiction.

As used in this pricing supplement, the term “United States Holder” means a beneficial owner of a note that is for United States federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) an entity which is a corporation or a partnership for United States federal income tax purposes created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is subject to United States federal income tax regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (5) any other person whose income or gain with respect to the notes is effectively connected with the conduct of a United States trade or business. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be United States Holders. A “Non-United States Holder” is a holder that is not a United States Holder.

Tax Characterization of the Notes

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization, for United States federal income tax purposes, of the notes or other instruments with terms substantially the same as the notes. However, although the matter is not free from doubt, under current law, each note should be treated as a debt instrument for United States federal income tax purposes. We currently intend to treat the notes as debt instruments for United States federal income tax purposes and, where required, intend to file information returns with the Internal Revenue Service (“IRS”) in accordance with such treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization of the notes. You should be aware, however, that the IRS is not bound by our characterization of the notes as indebtedness and the IRS could possibly take a different position as to the proper characterization of the notes for United States federal income tax purposes. If the notes are not in fact treated as debt instruments for United States federal income tax purposes, then the United States federal income tax treatment of the purchase, ownership, and disposition of the notes could differ materially from the treatment discussed below with the result that the timing and character of income, gain, or loss recognized in respect of a note could differ materially from the timing and character of income, gain, or loss recognized in respect of a note had the notes in fact been treated as debt instruments for United States federal income tax purposes.

United States Holders – Income Tax Considerations

Interest and Original Issue Discount

The amount payable on the notes at maturity will depend on the performance of the Basket Indices. Accordingly, the notes will be treated as “contingent payment debt instruments” for United States federal income tax purposes subject to taxation under the “noncontingent bond method.” As a result, the notes generally will be subject to the OID provisions of the Code and the Treasury regulations issued under the Code. Under applicable Treasury regulations, a United States Holder will be required to report OID or interest income based on a “comparable yield” and a “projected payment schedule,” as described below, established by us for determining interest accruals and adjustments with respect to a note. A United States Holder which does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID and interest income on a note must timely disclose and justify the use of other estimates to the IRS.

A “comparable yield” with respect to a contingent payment debt instrument generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the contingent payment debt instrument (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt instrument). Notwithstanding the foregoing, a comparable yield must not be less than the applicable United States federal rate based on the overall maturity of the debt instrument.

A “projected payment schedule” with respect to a contingent payment debt instrument generally is a series of expected payments the amount and timing of which would produce a yield to maturity on that debt instrument equal to the comparable yield. In the case of the notes, the “projected payment schedule” consists of a single payment at maturity, which includes the principal amount and a projection for tax purposes of the Supplemental Redemption Amount. We have determined that the projected payment schedule for each $1,000.00 principal amount of the notes will consist of the payment on the maturity date of the principal amount of $1,000.00 and a projected Supplemental Redemption Amount equal to $657.04, for a total of $1,657.04. This payment represents a comparable yield on the notes equal to 5.18% per annum, compounded annually. See “—Tax Accrual Table.” You should be aware that this information is not calculated or provided for any purposes other than the determination of a United States Holder’s interest accruals and adjustments with respect to the notes for United States federal income tax purposes. We make no representations regarding the actual payments on the notes, except with respect to the principal amount.

Based on the comparable yield and the projected payment schedule of the notes, a United States Holder of a note (regardless of accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the note for each day in the taxable year on which the holder held the note, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the note, as set forth below. The daily portions of interest for a note are determined by allocating to each day in an accrual period the ratable portion of interest on the note that accrues in the accrual period. The amount of interest on a note that accrues in an accrual period is the product of the comparable yield on the note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the note at the beginning of the accrual period. The adjusted issue price of a note at the beginning of the first accrual period will equal its issue price and for any subsequent accrual period will be (1) the sum of the issue price of the note and any interest previously accrued on the note by a holder (disregarding any positive or negative adjustments) minus (2) the amount of any projected payments on the note for previous accrual periods. The issue price of each note in an issue of notes is the first price at which a substantial amount of those notes has been sold (including any premium paid for those notes and ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). Because of the application of the OID rules, a United States Holder of a note will be required to include in income OID in excess of actual cash payments received for certain taxable years.

A United States Holder will be required to recognize interest income equal to the amount of any positive adjustment (i.e., the excess of actual payments over the projected contingent payments) for a note for the taxable year in which a contingent payment is paid. A negative adjustment (i.e., the excess of projected contingent payments over actual payments) for a note for the taxable year in which a contingent payment is paid (1) will first reduce the amount of interest for the note that a United States Holder would otherwise be required to include in income in the taxable year and (2) to the extent of any excess, will give rise to an ordinary loss equal to that portion of the excess as does not exceed the excess of (A) the amount of all previous interest inclusions under the note over (B) the total amount of the United States Holder’s net negative adjustments treated as ordinary loss on the note in prior taxable years. A net negative adjustment is not subject to the 2% floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described above in (1) and (2) will be carried forward to offset future interest income for the note or to reduce the amount realized on a sale, exchange, or retirement of the note. Where a United States Holder purchases a note at a price other than its issue price, the difference between the purchase price and the issue price generally will be treated as a positive or negative adjustment, as the case may be, and allocated to the daily portions of interest or projected payments for the note. If you purchase a note in a transaction after the initial issuance of the notes, you should consult your tax advisors for additional guidance in making these adjustments.

Tax Accrual Table

The table below sets forth the following information with respect to each $1,000 principal amount of the notes, for each of the indicated accrual periods through the maturity date of the notes:

•	the adjusted issue price at the beginning of the accrual period;

•	the interest recognized during the accrual period based on the comparable yield; and

•	the total amount of interest recognized from the original issue date through the end of the accrual period based on the comparable yield.

The table is based upon a projected payment schedule for the notes (and a comparable yield equal to 5.18% per annum (compounded annually)) that we established with respect to the notes.

The table reflects the expected issuance of the notes on February 1, 2006 and the scheduled maturity date of February 1, 2016. The information is provided solely for tax purposes, and we make no representations or predictions as to what the actual Supplemental Redemption Amount will be.

Accrual Period	Adjusted Issue Price at Beginning of Accrual Period	Interest Recognized During Accrual Period Based on Comparable Yield (1)	Total Amount of Interest Recognized from Original Issue Date through End of Accrual Period Based on Comparable Yield
February 1, 2006 to December 31, 2006	$1,000.00	$47.48	$47.48
January 1, 2007 to December 31, 2007	$1,047.48	$54.26	$101.74
January 1, 2008 to December 31, 2008	$1,101.74	$57.07	$158.81
January 1, 2009 to December 31, 2009	$1,158.81	$60.03	$218.84
January 1, 2010 to December 31, 2010	$1,218.84	$63.14	$281.98
January 1, 2011 to December 31, 2011	$1,281.98	$66.41	$348.39
January 1, 2012 to December 31, 2012	$1,348.39	$69.85	$418.24
January 1, 2013 to December 31, 2013	$1,418.24	$73.46	$491.70
January 1, 2014 to December 31, 2014	$1,491.70	$77.27	$568.97
January 1, 2015 to December 31, 2015	$1,568.97	$81.27	$650.24
January 1, 2016 to February 1, 2016	$1,650.24	$6.80	$657.04

Final Adjusted Issue Price = $1,657.04 per $1,000 principal amount of notes

(1)	Represents the adjusted issue price at the beginning of the accrual period multiplied by the comparable yield for the accrual period.

Sale, Exchange, or Retirement

Upon a sale, exchange, or retirement of a note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement and that holder’s tax basis in the note. A United States Holder’s tax basis in a note generally will equal the cost of that note, increased by the amount of interest income previously accrued by the holder for that note (disregarding any positive or negative adjustments). A United States Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss (depending upon the United States Holder’s holding period for the note). The deductibility of capital losses by a United States Holder is subject to limitations.

Backup Withholding and Reporting

Generally, payments of principal and interest, and the accrual of OID, with respect to the notes will be subject to information reporting and possibly to backup withholding. Information reporting means that the payment is required to be reported to the holder of the notes and the IRS. Backup withholding means that we are required to collect and deposit a portion of the payment with the IRS as a tax payment on your behalf. Backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% in 2011.

Payments of principal and interest, and the accrual of OID, with respect to notes held by a United States Holder, other than certain exempt recipients such as corporations, and proceeds from the sale of notes through the United States office of a broker will be subject to backup withholding unless that United States Holder supplies us with a taxpayer identification number and certifies that its taxpayer identification number is correct or otherwise establishes an exemption. In addition, backup withholding will be imposed on any payment of principal and interest, and the accrual of OID, with respect to a note held by a United States Holder that is informed by the United States Secretary of the Treasury that it has not reported all dividend and interest income required to be shown on its United States federal income tax return or that fails to certify that it has not underreported its interest and dividend income.

Payments of the proceeds from the sale of the notes to or through a foreign office of a broker, custodian, nominee, or other foreign agent acting on your behalf will not be subject to information reporting or backup withholding. If, however, that nominee, custodian, agent, or broker is, for United States federal income tax purposes, (1) a United States person, (2) the government of the United States or the government of any State or political subdivision of any State (or any agency or instrumentality of any of these governmental units), (3) a controlled foreign corporation, (4) a foreign partnership that is either engaged in a United States trade or business or whose United States partners in the aggregate hold more than 50% of the income or capital interests in the partnership, (5) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (6) a United States branch of a foreign bank or foreign insurance company, those payments will be subject to information reporting, unless (a) that custodian, nominee, agent, or broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met or (b) the holder otherwise establishes an exemption from information reporting.

A United States Holder that does not provide us with its correct taxpayer identification number may be subject to penalties imposed by the IRS. In addition, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s United States federal income tax liability, provided that certain required information is furnished to the IRS.

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transaction, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the notes. Whether an investment in the notes constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have for their investment in the notes and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to this transaction, they would be required to comply with these requirements.

ERISA CONSIDERATIONS

A fiduciary of a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account, or a Keogh plan) subject to ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of the plan before authorizing an investment in the notes. A fiduciary also should consider whether the investment is authorized by, and in accordance with, the documents and instruments governing the plan.

In addition, ERISA and the Code prohibit a number of transactions (referred to as “prohibited transactions”) involving the assets of a plan subject to ERISA or the assets of an individual retirement account, or plan subject to Section 4975 of the Code (referred to as an “ERISA plan”), on the one hand, and persons who have specified relationships of the plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), on the other. If we (or an affiliate) are considered a party in interest or disqualified person for an ERISA plan, then the investment in the notes by that ERISA plan may give rise to a prohibited transaction. There are several ways by which we or our affiliates may be considered a party in interest or a disqualified person for an ERISA plan. For example, if we provide banking or financial advisory services to an ERISA plan, or act as a trustee or in a similar fiduciary role for ERISA plan assets, we may be considered a party in interest or a disqualified person for that ERISA plan.

A violation of the prohibited transaction rules may result in civil penalties or other liabilities under ERISA and an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory, or administrative exemption. In addition, a prohibited transaction may require “correction” of the transaction. Some types of employee benefit plans and arrangements including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws.

Therefore, an ERISA plan should not invest in the notes unless the plan fiduciary or other person acquiring them on behalf of the ERISA plan determines that neither we nor an affiliate is a party in interest or a disqualified person or, alternatively, that an exemption from the prohibited transaction rules is available. The United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions include:

(1) PTCE 84-14, an exemption for some transactions determined by independent qualified professional asset managers;

(2) PTCE 90-1, an exemption for some types of transactions involving insurance company pooled separate accounts;

(3) PTCE 91-38, an exemption for some types of transactions involving bank collective investment funds;

(4) PTCE 95-60, an exemption for transactions involving some types of insurance company general accounts; and

(5) PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

There also may be other exemptions available depending on the particular circumstances.

By purchasing and holding the notes, the person making the decision to invest on behalf of an ERISA plan is representing to us that (1) its purchase or holding of the notes is not a prohibited transaction under ERISA or Section 4975 of the Code, or (2) that it is eligible for the exemptive relief available under any of the PTCEs listed above or another applicable exemption. In addition, any purchaser or holder of the notes or any interest in them which is a non-ERISA arrangement will be deemed to have represented by its purchase and holding of the notes that its purchasing and holding will not violate the provisions of any similar law.

The sale of the notes to an ERISA plan or non-ERISA arrangement is not a representation by us to you or any other person associated with the sale of them that those securities meet any legal requirements for investments by those entities generally or any particular entities.

If you are the fiduciary of a pension plan or non-ERISA arrangement, or an insurance company that is providing investment advice or other features to a pension plan or other ERISA plan, and you propose to invest in the notes with the assets of the ERISA plan or a non-ERISA arrangement, you should consult your own legal counsel for further guidance.

$10,000,000,000

Medium-Term Notes, Series K

We may offer to sell our Bank of America Corporation Medium-Term Notes, Series K, from time to time. The specific terms of any notes that we offer will be determined before each sale and will be described in a separate pricing supplement. Terms may include:

•	Priority: senior or subordinated

•	Notes may bear interest at fixed or floating rates or may not bear any interest

•	Base floating rates include:

¡	federal funds rate
¡	LIBOR
¡	prime rate
¡	treasury rate
¡	any other rate we specify

•	Maturity: nine months or more

•	Indexed notes: principal, premium, or interest payments linked to the price or performance, either directly or indirectly, of one or more securities, currencies, commodities, interest rates, stock indices, or other indices or formulae

•	Payments in U.S. dollars or any other consideration

	Per Note	Total
Public offering price	100%	$10,000,000,000
Agents’ discounts and commissions	.125% – .750%	$12,500,000 – $75,000,000

Proceeds (before expenses)	99.875% – 99.250%	$9,987,500,000 – $9,925,000,000

We may sell notes to the agents as principal for resale at varying or fixed offering prices or through the agents as agents using their best efforts on our behalf. We also may sell the notes directly to investors.

We may use this prospectus supplement and accompanying prospectus in the initial sale of any note. In addition, Banc of America Securities LLC, or any of our other affiliates, may use this prospectus supplement and accompanying prospectus in a market-making transaction in any note after its initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

Unless otherwise specified in the pricing supplement, we do not intend to list the notes on any securities exchange.

Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks. Potential purchasers of the notes should consider the information set forth in the “ Risk Factors” section beginning on page S-3.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC	Banc of America Investment Services, Inc.

Prospectus Supplement to Prospectus dated April 14, 2004

April 15, 2004

ABOUT THIS PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENTS

We have registered the notes on a registration statement on Form S-3 with the Securities and Exchange Commission under Registration No. 333-112708.

From time to time, we intend to use this prospectus supplement, the accompanying prospectus, and a related pricing supplement to offer the notes. You should read each of these documents before investing in the notes.

This prospectus supplement describes additional terms of the notes and supplements the description of the debt securities contained in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will supersede the information in the prospectus.

Each time we issue notes, we will prepare a pricing supplement which will contain additional terms of the offering and a specific description of the notes being offered. The pricing supplement also may add, update, or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a note. We will state in the pricing supplement the interest rate or interest rate basis or formula, issue price, any relevant index or indices, the maturity date, interest payment dates, redemption or repayment provisions, if any, and other relevant terms and conditions for each note at the time of issuance. A pricing supplement can be quite detailed and always should be read carefully.

Any term that is used, but not defined, in this prospectus supplement shall have the meaning set forth in the accompanying prospectus.

RISK FACTORS

Your investment in the notes involves significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.

We cannot assure you that a trading market for the notes exists, will develop, or will be maintained if developed.

We do not intend to list the notes on any securities exchange. Even if the notes are listed at a later date, we cannot guarantee that a trading market for the notes ever will develop or be maintained if developed. The agents have advised us that they intend under ordinary market conditions to indicate prices for the notes on request. However, we cannot guarantee that bids for outstanding notes will be made in the future, nor can we predict the price at which those bids will be made.

The amount of interest we may pay on the notes may be limited by state law.

New York law governs the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum permissible rate of interest is 25% per year on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested. While we believe that a state or federal court sitting outside of New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

Redemption of the notes prior to maturity may result in a reduced return on your investment.

If the terms of a note permit or require redemption prior to maturity, that redemption may occur at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable replacement security at an effective interest rate as high as the return on your redeemed note.

The trading value of the notes may be less than the principal amount of the notes.

The trading market for, and trading value of, the notes may be affected by a number of factors. These factors include:

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	any redemption features of the notes; and

•	the level, direction, and volatility of market interest rates generally.

Often, the only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all.

For indexed notes that have very specific investment objectives or strategies, the applicable trading market may be more limited, and the price may be more volatile, than for other notes. The trading value of indexed notes may be adversely affected by the complexity of the formula and volatility of the applicable reference asset, including any dividend rates or yields of other securities or financial instruments that relate to the indexed notes. Moreover, the trading value of indexed notes could be adversely affected by changes in the amount of outstanding equity or other securities linked to the applicable reference asset or formula applicable to the indexed notes.

Hedging activities may affect your return at maturity and the market value of the notes.

Hedging activities also may affect trading in the notes. At any time, we or our affiliates may engage in hedging activities contemporaneous with an offering of the notes. This hedging activity, in turn, may increase or decrease the value of the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. In the case of indexed notes, we or our affiliates may engage in hedging activity related to the indexed notes or to a component of the index or formula applicable to the indexed notes. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on the notes. However, we cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.

Changes in our credit ratings are expected to affect the value of the notes.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Holders of notes denominated in a foreign currency are subject to governmental action impacting currency transfer and other exchange rate risks.

If you invest in notes that are not denominated or payable in your home country currency, you will be subject to significant risks not associated with an investment denominated and payable in your home country currency.

•	Your return on a foreign currency-denominated note may be affected by exchange rates and controls. Changes in the rates of exchange between your home country currency and the specified currency of your note and the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments could significantly lessen the return on your note. These risks generally are influenced by factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

•	Changes in currency exchange rates can be volatile and unpredictable. Fluctuations in rates of exchange have been volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely your investment in a foreign currency-denominated note. Depreciation of a foreign currency against your home country currency could result in a decrease in the foreign currency equivalent value of payments on the notes, including the principal payable at maturity. That, in turn, could cause the market value of the notes to fall. Depreciation of a foreign currency against your home currency could result in a loss to you on your home country currency.

•	Government policy can adversely affect currency exchange rates and an investment in the notes. Currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies may intervene in their economies to alter the exchange rates or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency. As a result, the yield or payout of a foreign currency-denominated note could be affected significantly and unpredictably by governmental actions. Changes in exchange rates could affect the value of the notes as participants in the global currency market move to buy or sell foreign currency or your home country currency in reaction to those developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the transfer of a foreign currency, there may be limited availability of that foreign currency for payment on the notes at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

•	We will make payments in U.S. dollars if we are unable to obtain the specified currency. Under the terms of the notes, if, at or about the time when a payment on the notes comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control, we may make the payment in U.S. dollars instead of the specified currency. These circumstances could include the imposition of exchange controls or our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency. The exchange rate used to make the payment in U.S. dollars may be based on limited information and would involve significant discretion on the part of our exchange agent. As a result, the value of the payment in U.S. dollars may be less than the value of the payment you would have received in the specified currency if the specified currency had been available.

•	We will not adjust the notes to compensate for changes in currency exchange rates. We will not make any adjustments in or change to the terms of the notes for changes in the exchange rate for a specified currency, including any devaluation, revaluation, or imposition of exchange, or other regulatory controls or taxes, or for other developments affecting the specified currency or your home country currency. Consequently, you will bear the risk that your investment may be adversely affected by these types of events.

•	In a lawsuit for payment on a note, you may bear currency exchange risk. The notes are governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the note denominated in a foreign currency would be required to render the judgment in that foreign currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain a judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency into U.S. dollars will depend upon various factors, including which court renders the judgment.

Holders of indexed notes are subject to important risks that are not associated with more conventional debt securities.

If you invest in indexed notes, you will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. These risks include the possibility that the particular index or indices may be subject to fluctuations, and the possibility that an investor will receive a lower, or no, amount of principal, premium, or interest, and at different times than expected. In recent years, interest rates and indices have been volatile, and this volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of these risks and their impact on the value of, or payments made on, the indexed notes. Some of the additional risks that you should consider in connection with an investment in indexed notes are as follows:

•	You may lose some or all of your principal. The principal amount of an indexed note may or may not be fully “principal protected.” This means that the principal amount you will receive at maturity may be less than the original purchase price of the indexed note. It also is possible that principal will not be repaid.

•	Your yield may be less than the yield on a conventional debt security of comparable maturity. Any yield on your investment in an indexed note (whether or not the principal amount is indexed) may be less than the overall return you would earn if you purchased a conventional debt security at the same time and with the same maturity date.

•	The existence of a multiplier or leverage factor may result in the loss of your principal and interest. Some indexed notes may have interest and principal payments that increase or decrease at a rate greater than the rate of a favorable or unfavorable movement in the indexed item. This is referred to as a multiplier or leverage factor. A multiplier or leverage factor in a principal or interest index will increase the risk that no principal or interest will be paid.

•	Payment on the indexed note prior to maturity may result in a reduced return on your investment. The terms of an indexed note may require that the indexed note be paid prior to its scheduled maturity date. That early payment could reduce your anticipated return. In addition, you may not be able to invest the funds you receive in a new investment that yields a similar return.

•	The United States federal income tax consequences of the indexed notes are uncertain. No statutory, judicial, or administrative authority directly addresses the characterization of the indexed notes or securities similar to the indexed notes for United States federal income tax purposes. As a result, significant United States federal income tax consequences of an investment in the indexed notes are not certain. We are not requesting a ruling from the Internal Revenue Service (the “IRS”) for any of the indexed notes and we give no assurance that the IRS will agree with the statements made in this prospectus supplement or in the pricing supplement applicable to those notes.

•	Your investment return may be less than a comparable direct investment in the stocks included in an index or in a fund that invests in those stocks. A direct investment in the stocks included in an index or in a fund that invests in those stocks would allow you to receive the full benefit of any appreciation in the price of the shares, as well as in any dividends paid by those shares.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Bank of America Corporation was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. We provide a diversified range of banking and nonbanking financial services and products in 29 states and the District of Columbia and in selected international markets. We provide services and products through four business segments: (1) Consumer and Small Business, (2) Commercial Banking, (3) Global Corporate and Investment Banking, and (4) Wealth and Investment Management.

On October 27, 2003, we entered into an Agreement and Plan of Merger with FleetBoston Financial Corporation, or “FleetBoston,” providing for the merger of FleetBoston with and into us (the “FleetBoston Merger”). The FleetBoston Merger closed on April 1, 2004, and we were the surviving corporation in the transaction. Following the FleetBoston Merger, our principal banking subsidiaries are Bank of America, N.A. and Fleet National Bank.

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

Outstanding Debt

The following table sets forth: (1) our outstanding long-term debt as of December 31, 2003, (2) the pro forma combined outstanding long-term debt of us and FleetBoston as of December 31, 2003, and (3) the pro forma combined outstanding long-term debt of us and FleetBoston as adjusted for the issuance and maturity of some of our and FleetBoston’s long-term debt during the period beginning January 1, 2004 through April 15, 2004. The pro forma information assumes that we had been combined with FleetBoston on January 1, 2003, on a purchase accounting basis.

	Bank of America Actual	Unaudited Pro Forma Bank of America/ FleetBoston Combined— December 31, 2003	Unaudited Pro Forma As Adjusted Bank of America/ FleetBoston Combined
	(Amounts in Millions)
Senior debt
Bank of America Corporation	$36,887	$41,816	$45,413
Subsidiaries (1)	12,862	16,976	18,207

Total senior debt	$49,749	$58,792	$63,620

Subordinated debt
Bank of America Corporation	19,041	22,098	21,617
Subsidiaries (1)	308	2,508	2,508

Total subordinated debt	$19,349	$24,606	$24,125

Junior subordinated debt
Bank of America Corporation	5,472	8,729	8,729
Subsidiaries (1)	773	773	773

Total junior subordinated debt	$6,245	$9,502	$9,502

Pro forma adjustments (2)	$—	$912	$912

Total long-term debt	$75,343	$93,812	$98,159

(1)	These obligations are direct obligations of our subsidiaries and represent claims against those subsidiaries prior to our equity interest in those subsidiaries.
(2)	For additional information, see “Unaudited Pro Forma Condensed Combined Financial Information” included in our Form 8-K/A filed April 14, 2004.

Also, as of December 31, 2003, there was approximately $2.6 billion of Bank of America Corporation commercial paper and other short-term notes payable outstanding and approximately $759 million of FleetBoston commercial paper and other short-term notes payable outstanding.

DESCRIPTION OF THE NOTES

This section describes the general terms and conditions of the notes, which may be senior or subordinated medium-term notes. We will describe the particular terms of the notes we sell in a pricing supplement. The terms and conditions stated in this section will apply to each note unless the note, the pricing supplement, or an amendment or supplement to the registration statement indicates otherwise.

General

We will issue the notes as part of a series of debt securities under the Indentures, which are exhibits to our registration statement and are contracts between us and The Bank of New York, the trustee. The trustee has two principal functions:

•	First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf.

•	Second, the trustee performs administrative duties for us, including sending you notices.

The Indentures are subject to, and governed by, the Trust Indenture Act of 1939. We, the agents, and the depository, in the ordinary course of our respective businesses, have conducted and may conduct business with The Bank of New York or its affiliates.

The following summary of the terms of the notes and the Indentures is not complete and is qualified in its entirety by reference to the actual notes and the specific provisions of the applicable Indentures. The following description of notes will apply to each note we offer unless we otherwise specify in the applicable pricing supplement.

The notes are our direct unsecured obligations and are not obligations of our subsidiaries. The notes are being offered on a continuous basis. The total initial public offering price of the Senior and Subordinated Medium-Term Notes, Series K, that may be offered using this prospectus supplement is $10,000,000,000. We may issue other debt securities under the Indentures from time to time in one or more series up to the aggregate initial offering price authorized for the particular series. We also may increase the size of Medium-Term Notes, Series K, without notice to, or the consent of, the registered holders of the notes of that series or other debt securities under the Indentures.

Unless otherwise provided in the pricing supplement, the minimum denomination of the notes will be $1,000 and any larger amount that is a whole multiple of $1,000.

For purposes of calculating the aggregate principal amount of notes issued from time to time:

•	the principal amount of original issue discount notes, as described below, and any other notes issued at a discount will be deemed to be the net proceeds that we received for the relevant issue; and

•	the principal amount of indexed notes will be calculated by reference to the original notional amount of the notes.

Types of Notes

We may issue notes that bear interest at a fixed rate described in the pricing supplement, which we refer to as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the note, which we refer to as “amortizing notes.”

We may issue notes that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, or by reference to one or more interest rate formulae, described in the pricing supplement, which we refer to as “floating-rate notes.” In some cases, the interest rate of a floating-rate note also may be adjusted by adding or subtracting a spread or by multiplying the interest rate by a spread multiplier. A floating-rate note also may be subject to:

•	a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest period;

•	a minimum interest rate limit, or floor, on the interest that may accrue during any interest period; or

•	both.

We may issue notes that provide that the rate of return, including the principal, premium (if any), interest, or other amounts payable (if any), is determined by reference, either directly or indirectly, to the price or performance of one or more securities, currencies or composite currencies, commodities, interest rates, stock indices, or other indices or formulae, in each case as specified in the pricing supplement. We refer to these notes as “indexed notes.”

We may issue notes at a price lower than their principal amount or lower than their minimum guaranteed repayment amount at maturity, which we refer to as “original issue discount notes” or “OID notes.” OID notes may be fixed-rate, floating-rate, or indexed notes and may bear no interest (“zero coupon notes”) or may bear interest at a rate that is below market rates at the time of issuance.

The pricing supplement for each offering of notes will contain additional terms of the offering and a specific description of those notes, including:

•	the specific designation of the notes;

•	the issue price;

•	the principal amount;

•	the issue date;

•	the denominations or minimum denominations, if other than $1,000 or its equivalent in other currencies;

•	whether the note is a fixed-rate note, a floating-rate note, or an indexed note;

•	whether the note is senior or subordinated;

•	the method of determining and paying interest, including any applicable interest rate basis or bases, any initial interest rate, any interest reset dates, any payment dates, any index maturity, and any maximum or minimum rate of interest;

•	any spread or spread multiplier applicable to a floating-rate note or an indexed note;

•	the method for the calculation and payment of principal, premium (if any), interest, and other amounts payable (if any);

•	the maturity date;

•	if applicable, the circumstances under which the note may be redeemed at our option or repaid at your option prior to the maturity date set forth on the face of the note, including any repayment date, redemption commencement date, redemption price, and redemption period;

•	if applicable, the circumstances under which the maturity date set forth on the face of the note may be extended at our option or renewed at your option, including the extension or renewal periods and the final maturity date; and

•	any other material terms of the note which are different from those described in this prospectus supplement and the accompanying prospectus.

Payment of Principal, Interest, and Other Amounts Due

Unless otherwise provided in the pricing supplement, the trustee will act as our sole paying agent, security registrar, and transfer agent with respect to the notes through the trustee’s office. That office is currently located at 101 Barclay Street, New York, New York 10286. At any time, we may rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any successor paying agent acts in accordance with the applicable Indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the notes, and the paying agent may resign.

The trustee also will act as the calculation agent for floating-rate notes, unless otherwise specified in the pricing supplement. We will identify the calculation agent for any indexed notes in the pricing supplement. The calculation agent will be responsible for calculating the interest rate, reference rates, principal, premium (if any), interest, or other amounts payable (if any) applicable to the floating-rate notes or indexed notes, as the case may be, and for certain other related matters. The calculation agent, at the request of the holder of any floating-rate note, will provide the interest rate then in effect and, if already determined, the interest rate that is to take effect on the next interest reset date, as described below, for the floating-rate note. At the request of the holder of any floating-rate note that is an indexed note, the calculation agent will provide the reference rate, index, or formula then in effect. We may replace any calculation agent or elect to act as the calculation agent for some or all of the notes, and the calculation agent may resign.

We refer to each date on which interest is payable on a note as an “interest payment date.” Unless otherwise specified in the pricing supplement, interest payments on the notes will be made on each interest payment date applicable to, and at the maturity date of, the notes. Interest payable at any interest payment date will be paid to the registered holder of the note on the regular record date for that interest payment date, as described below. Unless otherwise specified in the pricing supplement, the regular record date for an interest payment date will be 15 calendar days prior to the interest payment date, whether or not that date is a business day. The principal and interest payable at maturity will be paid to the holder of the note at the close of business on the maturity date.

If any interest payment date or the maturity date of a fixed-rate note falls on a day that is not a business day, the required payment of principal, premium (if any), interest, or other amounts payable (if any) will be made on the next business day, and no additional interest will accrue in respect of the payment made on the next business day. If any interest payment date or the maturity date of a floating-rate note falls on a day that is not a business day, the interest payment date will be postponed to the next business day. However, in the case of a floating-rate note with an interest rate based on the London interbank offered rate, referred to as a “LIBOR note” and described below, if an interest payment date falls on a date that is not a business day, and the next business day is in the next calendar month, the interest payment date will be the immediately preceding business day.

Each note will mature on a business day nine months or more from the issue date. Unless otherwise specified in the pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the note, is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed, and:

•	for LIBOR notes, a London Banking Day. A “London Banking Day” means any day on which commercial banks are open for business (including dealings in the index currency specified in the pricing supplement) in London, England;

•	for notes denominated in euro, a day on which the TransEuropean Real-Time Gross Settlement Express Transfer, or “TARGET,” System or any successor is operating; and

•	for notes denominated in a specified currency other than U.S. dollars or euro, a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the Principal Financial Center of the country of the specified currency.

The “Principal Financial Center” is:

•	the capital city of the country issuing the specified currency, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the “Principal Financial Center” is New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively; or

•	the capital city of the country to which the index currency relates, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the “Principal Financial Center” is New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.

The notes are not subject to any sinking fund, which means we will not deposit money on a regular basis into any separate custodial account to repay the notes.

We will issue each note in book-entry only form. This means that we will not issue actual notes or certificates to each holder. Instead, the notes will be in the form of a global note held in the name of The Depository Trust Company, which is known as “DTC,” or its nominee. In order to own a beneficial interest in a note, you must be an institution that has an account with DTC or has a direct or an individual account with such an institution that has an account with DTC.

Notes will not be issued in certificated form unless:

•	DTC notifies us that it is unwilling or unable to continue as depository or it otherwise ceases to be a qualified clearing agency and we do not appoint a successor depository; or

•	we make a decision to permit notes to be issued in certificated form and notify the trustee of that decision.

No service charge will be made for any registration of transfer or exchange of notes issued in certificated form, but we may require payment of a sum sufficient to cover any related tax or other governmental charges.

Unless otherwise stated in the pricing supplement, we will pay principal, premium (if any), interest, and other amounts payable (if any) on the notes in book-entry form in accordance with arrangements then in place between the paying agent, DTC, and its nominee, as holder. Unless otherwise stated in the pricing supplement, we will pay any interest on notes in certificated form on each interest payment date other than the maturity date by check mailed to holders of the notes on the applicable record date at the address appearing on our records. Unless otherwise stated in the pricing supplement, we will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a note in certificated form by wire transfer of immediately available funds upon surrender of the note at the corporate trust office of the applicable trustee or paying agent.

Ranking

Senior Notes. The senior notes will be unsecured and will rank equally with all our other unsecured and unsubordinated obligations from time to time outstanding, except obligations, including deposit liabilities, that are subject to any priorities or preferences by law. Under United States law, claims of our subsidiaries’ creditors, including their depositors, would be entitled to priority over the claims of our unsecured general creditors, including holders of senior notes, in the event of our liquidation or other resolution.

The Indenture and the senior notes do not contain any limitation on the amount of obligations that we may incur in the future.

Subordinated Notes. Our indebtedness evidenced by the subordinated notes, including the principal, premium (if any), interest, and other amounts payable (if any) will be subordinate and junior in right of payment to all of our senior indebtedness from time to time outstanding. Payment of principal of our subordinated indebtedness, including any subordinated notes, may not be accelerated if there is a default in the payment of amounts due under, or a default in any of our other covenants applicable to, our subordinated indebtedness.

The Indenture and the subordinated notes do not contain any limitation on the amount of obligations ranking senior to the subordinated notes, or the amount of obligations ranking equally with the subordinated notes, that we may incur in the future.

Fixed-Rate Notes

Generally. Each fixed-rate note will bear one or more designated rates of interest. Unless otherwise indicated in the pricing supplement, interest on fixed-rate notes will be payable semi-annually in arrears and will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

Interest for fixed-rate notes will accrue from the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date (or maturity date, as the case may be). However, the initial interest payment on fixed-rate notes issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date.

The pricing supplement and each fixed-rate note will contain the provisions of that note, including the interest rate, the original issue date, the interest payment dates, the maturity date, and any additional terms.

Amortizing Notes. We may issue amortizing notes, which are fixed-rate notes for which combined principal and interest payments are made in installments over the life of the notes. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount. The pricing supplement for an amortizing note will include a table setting forth repayment information.

Floating-Rate Notes

Interest Rate Bases. Each floating-rate note will have an interest rate basis or formula, which may be based on:

•	the federal funds rate, in which case the note will be a “federal funds rate note;”

•	the London interbank offered rate, in which case the note will be a “LIBOR note;”

•	the prime rate, in which case the note will be a “prime rate note;”

•	the treasury rate, in which case the note will be a “treasury rate note;” or

•	any other interest rate formula as may be specified in the pricing supplement.

The specific terms of each floating-rate note, including the initial interest rate in effect until the first interest reset date, will be specified in the pricing supplement and in the floating-rate note. Thereafter, the interest rate will be determined by reference to the specified interest rate basis or formula, plus or minus the spread, if any, or multiplied by the spread multiplier, if any. The “spread” is the number of basis points we specify on the floating-rate note to be added to or subtracted from the base rate. The “spread multiplier” is the percentage we specify on the floating-rate note by which the base rate is multiplied in order to calculate the applicable interest rate.

Interest Reset Dates. The interest rate of each floating-rate note may be reset daily, weekly, monthly, quarterly, semi-annually, or annually, as we specify in the pricing supplement. We refer to the period during which an interest rate is effective as an “interest reset period” and the date in each such period on which the interest is reset as an “interest reset date.” Unless otherwise specified in the pricing supplement, the interest reset date will be:

•	in the case of floating-rate notes that reset daily, each business day;

•	in the case of floating-rate notes, other than treasury rate notes, that reset weekly, the Wednesday of each week;

•	in the case of treasury rate notes that reset weekly, the Tuesday of each week;

•	in the case of floating-rate notes that reset monthly, the third Wednesday of each month;

•	in the case of floating-rate notes that reset quarterly, the third Wednesday of March, June, September, and December of each year;

•	in the case of floating-rate notes that reset semi-annually, the third Wednesday of each of two months of each year, as specified in the pricing supplement; or

•	in the case of floating-rate notes that reset annually, the third Wednesday of the month of each year specified in the pricing supplement.

However, the interest rate in effect from the issue date to the first interest reset date for a floating-rate note will be the initial interest rate, as specified in the pricing supplement.

If any interest reset date for any floating-rate note would otherwise be a day that is not a business day for the floating-rate note, the interest reset date for the floating-rate note will be postponed to the next day that is a business day for the floating-rate note. However, in the case of a LIBOR note, if the next business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

Interest Determination Dates. Unless otherwise specified in the pricing supplement, the interest determination date for an interest reset date will be:

•	for a federal funds rate note or a prime rate note, the business day immediately preceding the interest reset date;

•	for a LIBOR note, the second London Banking Day preceding the interest reset date unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date; and

•	for a treasury rate note, the day of the week in which the interest reset date falls on which Treasury bills, as defined below, of the applicable index maturity would normally be auctioned.

The “index maturity” is the period to maturity of the instrument for which the interest rate basis is calculated.

Treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. Each base rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date.

For a floating-rate note for which interest rate is determined by reference to two or more base rates, the interest determination date will be the most recent business day that is at least two business days prior to the applicable interest reset date for the floating-rate note on which each applicable base rate is determinable.

Calculation Date. Unless otherwise specified in the pricing supplement, the calculation date for any interest determination date will be the date by which the calculation agent computes the amount of interest owed on a floating-rate note for the related interest reset period. Unless otherwise specified in the pricing supplement, the calculation date will be the earlier of:

(1)	the tenth calendar day after the related interest determination date or, if that day is not a business day, the next succeeding business day; or

(2)	the business day immediately preceding the applicable interest payment date, the maturity date, or the date of redemption or prepayment, as the case may be.

Interest Payments. Except as provided below and unless otherwise provided in the pricing supplement, interest on floating-rate notes will be payable, in the case of floating-rate notes with an interest reset date that resets:

•	daily, weekly, or monthly — on a business day that occurs in each month;

•	quarterly — on a business day that occurs in each third month, as specified in the pricing supplement;

•	semi-annually — on a business day that occurs in each of two months of each year, as specified in the pricing supplement; and

•	annually — on a business day that occurs in one month of each year, as specified in the pricing supplement.

Unless otherwise indicated in the pricing supplement, interest payments for floating-rate notes will include interest accrued from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date. However, the initial interest payment on a floating-rate note issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date.

Accrued interest on a floating-rate note is calculated by multiplying the principal amount of a note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the pricing supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

•	for federal funds rate notes, LIBOR notes, prime rate notes, or any other floating-rate notes other than treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

•	for treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

All dollar amounts used in or resulting from any calculation on floating-rate notes will be rounded to the nearest cent, with one-half cent being rounded upward. Unless otherwise specified in the pricing supplement, all percentages resulting from any calculation with respect to a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

The calculation agent, upon the request of the holder of any floating-rate note, will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next interest reset date as a result of a determination made on the most recent interest determination date with respect to the floating-rate note.

LIBOR Notes. Each LIBOR note will bear interest at the LIBOR base rate, adjusted by any spread or spread multiplier, as specified in the pricing supplement. The LIBOR base rate will be the London interbank offered rate for deposits in U.S. dollars or any index currency, as specified in the pricing supplement. Except as provided below, LIBOR for each interest reset period will be calculated on the interest determination date for the related interest reset date.

On each interest determination date, the calculation agent will determine LIBOR as follows:

•	If “LIBOR Telerate” is specified in the pricing supplement, LIBOR will be the rate for deposits in the relevant index currency having the index maturity described in the pricing supplement commencing on the related interest reset date, as the rate appears on the designated LIBOR page in the pricing supplement as of 11:00 A.M., London time, on that interest determination date.

•	If “LIBOR Reuters” is specified in the pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the relevant index currency having the index maturity described in the pricing supplement commencing on the related interest reset date, as the rates appear on the designated LIBOR page in the pricing supplement as of 11:00 A.M., London time, on that interest determination date, if at least two offered rates appear on the designated LIBOR page, except that, if the designated LIBOR page only provides for a single rate, that single rate will be used.

If the pricing supplement does not specify “LIBOR Telerate” or “LIBOR Reuters,” the LIBOR rate will be LIBOR Telerate.

If “LIBOR Telerate” applies and the rate described above does not appear on that page, or if “LIBOR Reuters” applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then the calculation agent will determine LIBOR as follows:

•	The calculation agent will select four major banks in the London interbank market, which may include us, our affiliates, or affiliates of the agents. On the interest determination date, those four banks will be requested to provide their offered quotations for deposits in the relevant index currency having an index maturity specified in the pricing supplement commencing on the interest reset date to prime banks in the London interbank market at approximately 11:00 a.m., London time.

•	If at least two quotations are provided, the calculation agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, the calculation agent will select three major banks in New York City, which may include us, our affiliates, or affiliates of the agents. On the interest determination date, those three banks will be requested to provide their offered quotations for loans in the relevant index currency having an index maturity specified in the pricing supplement commencing on the interest reset date to leading European banks at approximately 11:00 a.m., London time. The calculation agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for that interest reset period will remain LIBOR then in effect on the interest determination date.

Treasury Rate Notes. Each treasury rate note will bear interest at the treasury rate plus or minus any spread and multiplied by any spread multiplier described in the pricing supplement. Except as provided below, the treasury rate for each interest reset period will be calculated on the interest determination date for the related interest reset date.

The “treasury rate” for any interest determination date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the index maturity described in the pricing supplement, as specified under the caption “Investment Rate” on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56, or page 57 or any other page as may replace page 57.

If the rate cannot be determined as described above, the treasury rate will be determined as follows:

(1)	If the rate is not displayed on Moneyline Telerate by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

(2)	If the rate referred to in (1) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the United States Department of the Treasury.

(3)	If the rate referred to in (2) above is not announced by the United States Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(4)	If the rate referred to in (3) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(5)	If the rate referred to in (4) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the particular index maturity.

(6)	If the dealers selected by the calculation agent are not quoting as mentioned in (5) above, the treasury rate will be the treasury rate in effect on the particular interest determination date.

The bond equivalent yield will be calculated using the following formula:

Bond equivalent yield =	D x N 360-(D x M)	x 100

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Federal Funds Rate Notes. Each federal funds rate note will bear interest at the federal funds rate plus or minus any spread and multiplied by any spread multiplier described in the pricing supplement. Except as provided below, the federal funds rate for each interest reset period will be calculated on the interest determination date for the related interest reset date.

The “federal funds rate” for any interest determination date is the rate on that date for federal funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that interest determination date under the heading “Federal Funds (Effective)” and displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the specified page on that service (“Telerate Page 120”).

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date or does not appear on Telerate Page 120, the federal funds rate will be the rate on that interest determination date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).”

•	If the alternative rate described above is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight federal funds quoted by three leading brokers of federal funds transactions in New York City, selected by the calculation agent, prior to 9:00 A.M., New York City time, on that interest determination date.

•	If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that interest determination date.

Prime Rate Notes. Each prime rate note will bear interest at the prime rate plus or minus any spread and multiplied by any spread multiplier described in the pricing supplement. Except as provided below, the prime rate for each interest reset period will be calculated on the interest determination date for the related interest reset date.

The “prime rate” for any interest determination date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•	If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that interest determination date.

•

If fewer than four rates appear on the Reuters screen US PRIME 1 for that interest determination date, by 3:00 P.M., New York City time, then the prime rate will be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by the calculation agent on the interest determination date. These selected banks or trust companies may include our subsidiaries or affiliates, or affiliates of the agent.

•	If the banks selected by the calculation agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the interest determination date.

“Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Original Issue Discount Notes

We may issue original issue discount notes, including zero coupon notes, which we refer to as “OID notes.” These notes may be fixed rate, floating rate, or indexed notes that are issued at a price lower than their principal amount or lower than their minimum repayment amount at maturity. OID notes may bear no interest or may bear interest at a rate that is below market rates at the time of issuance. For notes that do not have any periodic interest payments, interest normally accrues during the life of the notes and is paid at the maturity date or upon earlier redemption or prepayment. Upon an acceleration of the maturity of an OID note, the amount of interest payable will be determined in accordance with the terms of the note as described in the pricing supplement. That amount is normally less than the amount payable at the maturity date. Additional information relating to OID notes can be found in the section entitled “Certain United States Federal Income Tax Consequences — United States Holders — Original Issue Discount.”

Indexed Notes

General. We may issue indexed notes, in which the amount of principal, premium (if any), interest, or other amounts payable (if any) is determined by reference, either directly or indirectly, to the price or performance of one or more:

•	securities;

•	currencies or composite currencies;

•	commodities;

•	interest rates;

•	stock indices; or

•	other indices or formulae;

in each case as specified in the pricing supplement.

An example of indexed notes that we may offer is:

•	“equity linked indexed notes,” for which the principal, interest, or other amounts payable is determined by reference to the change in value in equity prices, such as a publicly traded security or an index of publicly traded securities. The final amount payable at maturity, at our option, may be cash or physical delivery of the underlying equity securities.

Holders of indexed notes may receive a principal amount at maturity that is greater than or less than the face amount of the notes, depending upon the relative value at maturity of the reference asset or underlying obligation.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the indexed security or securities, or other securities of the types listed above. An indexed note also may provide that the form of settlement may be determined at our option or the holder’s option. Some indexed notes may be exchangeable prior to maturity, at our option or the holder’s option, for the related securities.

We will set forth in the pricing supplement the method for determining the principal, premium (if any), interest, or other amounts payable (if any) in respect of that tranche of indexed notes, certain historical information with respect to the specified index or indexed items, specific risk factors relating to that particular type of indexed note, and tax considerations associated with an investment in the indexed notes.

Upon the request of the holder of an indexed note, the calculation agent will provide, if applicable, the current index, principal, premium (if any), rate of interest, interest payable, or other amounts payable (if any) in connection with the indexed note.

Indexed Amortizing Notes. We may offer “indexed amortizing notes,” the rate of amortization and final maturity of which are subject to periodic adjustment based upon the degree to which an objective base or index rate such as LIBOR, called a “reference rate,” coincides with a specified “target rate.” Indexed amortizing notes may provide for adjustment of the amortization rate either on every interest payment date, or only on interest payment dates that occur after a specified “lockout date.” Each indexed amortizing note will include an amortization table, specifying the rate at which the principal of the note is to be amortized following any applicable interest payment date, based upon the difference between the reference rate and the target rate. The specific terms of, and any additional considerations relating to, indexed amortizing notes will be set forth in the pricing supplement.

Extendible Notes

We may issue extendible notes, which are notes for which the maturity date may be extended at our option for one or more whole year periods, up to but not beyond the final maturity date stated in the note. The specific terms of and any additional considerations relating to extendible notes will be set forth in the pricing supplement.

Renewable Notes

We may issue renewable notes, which are notes for which the maturity may be renewed at the option of the holder of the note, for one or more specified periods up to but not beyond the final maturity date stated in the note. The specific terms of the renewal option and any additional considerations relating to renewable notes will be set forth in the pricing supplement.

Redemption

The pricing supplement will indicate whether we have the option to redeem notes prior to their maturity date. If we may redeem the notes prior to maturity, the pricing supplement will indicate the redemption price and method for redemption.

Repayment

The pricing supplement will indicate whether the notes can be repaid at the holder’s option prior to their maturity date. If the notes may be repaid prior to maturity, the applicable supplement will indicate our cost to repay the notes and the procedure for repayment.

Reopenings

We have the ability to “reopen,” or later increase, the principal amount of a particular note, a tranche of notes, or a series of our notes without notice to the holders of existing notes by selling additional notes having the same terms. However, any new notes of this kind may begin to bear interest on a different date.

Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specification of interest rate basis, the calculation of the applicable interest rate, the amounts payable at maturity, interest payment dates, or any other related matters for a particular tranche of notes, may be modified as described in the pricing supplement.

Repurchase

We, or our affiliates, may purchase at any time our notes in the open market at prevailing prices or in private transactions at negotiated prices. If we purchase notes in this manner, we have the discretion to either hold, resell, or cancel any repurchased notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the principal United States federal income tax consequences relating to your purchase, ownership, and sale of notes. It is based upon the relevant laws and rules that are now in effect and as they are currently interpreted. However, these laws and rules may be changed at any time, possibly with retroactive effect. This discussion deals only with holders that will hold notes as capital assets, and does not address the United States federal income tax consequences applicable to all categories of investors. In particular, the discussion does not deal with those of you who may be in special tax situations, such as dealers in securities, insurance companies, financial institutions, regulated investment companies, or tax-exempt entities. It does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to the notes or to you as a holder of the notes. This summary also may not apply to all forms of notes that we may issue. If the tax consequences associated with a particular form of note are different than those described below, they will be discussed in the pricing supplement relating to that note.

The United States federal income tax discussion that appears below is included in this prospectus supplement for your general information. Some or all of the discussion may not apply to you depending upon your particular situation. You should consult your tax advisor concerning the tax consequences to you of owning and disposing of the notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

As used in this prospectus supplement, the term “United States holder” means a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	an entity which is a corporation or partnership for United States federal income tax purposes created or organized in or under the laws of the United States or of any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations);

•	an estate whose income is subject to United States federal income tax regardless of its source;

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	any other persons whose income or gain in respect of the notes is effectively connected with the conduct of a United States trade or business.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be United States holders.

A “Non-United States holder” is a holder that is not a United States holder.

United States Holders

Payment of Interest

Interest on a note generally will be taxable to you as ordinary income at the time you accrue or receive the interest in accordance with your accounting method for tax purposes. However, special rules apply to a note that is issued with original issue discount (“OID”).

Original Issue Discount

Some of your notes may be issued with OID. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price” unless that excess is less than ¼ of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity or weighted average maturity in the case of notes with more than one principal payment (the “OID de minimis amount”), in which case, it is not OID. The “stated redemption price at maturity” of a note is the sum of all payments required to be made on the note other than “qualified stated interest” payments. The “issue price” of a note is generally the first offering price to the public at which a substantial amount of the debt instrument is sold. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain conditions in connection with the special rules relating to floating-rate notes, at a variable rate. If a note bears interest during any accrual period at a rate below the rate applicable for the remaining term of the note (for example, notes with teaser rates or interest holidays), then some or all of the stated interest may not be treated as qualified stated interest.

You are required to include qualified stated interest payments in income as interest when you accrue or receive those payments (in accordance with your accounting method for tax purposes). If you hold a note with OID with a maturity of more than one year, you may be required to include OID in income before you receive the associated cash payment, regardless of your accounting method for tax purposes. If you are an initial purchaser of an OID note, the amount of the OID you should include in income is the sum of the daily accruals of the OID for the note for each day during the taxable year (or portion of the taxable year) in which you held the OID note. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the difference between (1) the product of the “adjusted issue price” of the OID note at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) and (2) the amount of any qualified stated interest allocable to the accrual period. The “adjusted issue price” of an OID note at the beginning of any accrual period is the sum of the issue price of the OID note plus the amount of OID allocable to all prior accrual periods reduced by any payments you received on the note that were not qualified stated interest. Under these rules, you generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If you are not an initial purchaser of an OID note and you purchase an OID note for greater than its adjusted issue price as the purchase date and less than or equal to the sum of all amounts payable on the OID note after the purchase date other than payments of qualified stated interest, you will have purchased the OID note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID which you must include in your gross income for the note for any taxable year (or any portion of a taxable year in which you hold the note) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period.

Instead of reporting under your normal accounting method, you may elect to include in gross income all interest that accrues on an OID note by using the constant yield method applicable to OID, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest as adjusted by any amortizable bond premium or acquisition premium.

Short-Term Notes

The rules described above will also generally apply to OID notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

First, the OID rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having OID. Thus, all short-term notes will be OID notes. Except as we note below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction, you generally will not be required to accrue OID currently, but you will be required to treat any gain realized on a sale, exchange, or retirement of the note as ordinary income to the extent such gain does not exceed the OID accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis United States holder of a short-term note, you may elect to accrue OID on a current basis. If you make this election, the limitation on the deductibility of interest we describe above will not apply. A United States holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies, and certain trust funds) generally will be required to include OID on a short-term note in gross income on a current basis. OID will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the OID rules will not apply.

Finally, the market discount rules we describe below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. OID notes purchased at a premium will not be subject to the OID rules described above. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount (or in the case of an OID note, the note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to have “market discount” in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS.

Sale, Exchange, or Retirement of Notes

Upon the sale, exchange, retirement, or other disposition of a note, you will recognize gain or loss equal to the difference between the amount you realize from the disposition and your tax basis in the note, except that any amount realized that is attributable to accrued interest will be included in your gross income as interest income. Your tax basis in a note initially is your cost for the note. This amount is increased by any “original issue discount” or “market discount” previously included by you in income with respect to the note and is decreased by the amount of any “premium” you previously amortized and the amount of any payment (other than a payment of “qualified stated interest”) you have received in respect of the note.

Except as discussed above with respect to market discount, gain or loss realized by you on the sale, exchange, retirement, or other disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year. Net long-term capital gain recognized by an individual United States Holder generally will be subject to tax at a maximum rate of 15%. The ability of United States Holders to offset capital losses against ordinary income is limited. The terms “market discount,” “premium,” “original issue discount,” and “qualified stated interest” are defined above.

If a note provides for contingent payments (as in the case of some indexed notes), special rules may apply to the treatment of the note. Under those rules, any gain you realize when you sell or dispose of a note will be ordinary income if the contingencies relating to the payments are unresolved at the time of disposition and some or all of any loss may be ordinary. Different rules also may apply to the calculation of your tax basis for the note. If a note will provide for contingent payments, these rules will be discussed in greater detail in the pricing supplement.

Reopenings

The IRS has issued regulations regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for tax purposes. Except as provided in a pricing supplement, we expect that additional notes issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Non-United States Holders

This section discusses the principal United States federal tax consequences applicable to Non-United States Holders of purchasing, owning and selling notes.

Principal (and premium, if any) and interest payments, including any OID, that you receive from us or our agent generally will not be subject to United States federal withholding tax. However, interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if (1) you actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) you are a controlled foreign corporation for United States tax purposes that is related to us (directly or indirectly) through stock ownership, (3) you are a bank extending credit pursuant to a loan agreement in the ordinary course of your trade or business, or (4) either (A) you do not certify to us or our agent, under penalties of perjury, that you are a Non-United States person and provide your name and address (which certification may be made on an IRS Form W-8BEN, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the note does not certify to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from you certifying that you are a Non-United States person and furnishes us with a copy of the statement.

If you are in a trade or business in the United States and interest, including any OID, on the note is effectively connected with the conduct of your trade or business, you may be subject to United States federal income tax on that interest and any OID in the same manner as if you were a United States person. You should read the material under the heading “United States Holders,” for a description of the United States tax consequences of purchasing, owning, and selling notes. If you are a foreign corporation, you may also be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments. Instead of the certification described in the preceding paragraph, if you have effectively connected interest income you must provide the payer with a properly executed IRS Form W-8ECI to claim an exemption from United States federal withholding tax.

You will not be subject to United States federal income tax or withholding taxes on any capital gain or market discount you realize upon retirement or disposition of a note if (1) the gain is not effectively connected with a United States trade or business carried on by you, and (2) you are an individual, and you are not present in the United States for 183 days or more in the taxable year of the retirement or disposition.

Renewable Notes, Floating-Rate Notes, Extendible Notes, Foreign Currency Notes, and Indexed Notes

Special United States federal income tax rules for renewable notes, floating-rate notes, extendible notes, foreign currency notes, or indexed notes will be discussed in the applicable pricing supplement.

Reportable Transactions

Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, organizers and sellers of this type of a transaction are required to maintain records, including lists identifying investors in the transaction, and must furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the notes. Unless set forth in the applicable pricing supplement, we do not believe that the issuance of the notes constitutes a “reportable transaction” as defined in the regulations. However, whether an investment in the notes constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the notes and should be aware that, should we (or other participants in the transaction) determine that the investor list maintenance requirement applies to this transaction, we (or they) would comply with that requirement.

Backup Withholding and Information Reporting

In general, payments of principal, premium (if any), interest, and other amounts payment (if any) (including original issue discount, if any) with respect to a note will be subject to reporting and possibly backup withholding. Reporting means that the payment is required to be reported to you and the IRS. Backup withholding means that we (or any paying agent) are required to collect and deposit a portion of the payment with the IRS as a tax payment on your behalf. If applicable, backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% after 2010.

If you are a United States person (other than a corporation or certain exempt organizations), you may be subject to backup withholding if you do not supply an accurate taxpayer identification number and certify that your taxpayer identification number is correct. You may also be subject to backup withholding if the United States Secretary of the Treasury determines that you have not reported all interest and dividend income required to be shown on your United States federal income tax return or if you do not certify that you have not underreported your interest and dividend income. If you are not a United States person, backup withholding and information reporting will not apply to payments made to you if you have provided the required certification that you are a Non-United States person, as described under the heading “Non-United States Holders,” or you otherwise establish an exemption, provided that the payor does not have actual knowledge that you are a United States person or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of a note to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on your behalf generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for United States tax purposes, a foreign partnership that is either engaged in a United States trade or business or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a United States trade or business, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to you unless the broker, custodian, nominee, or other dealer has documentation of your foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary. Alternatively, you may otherwise establish an exemption from information reporting.

Payment of the proceeds from a sale of a note to or through the United States office of a broker is subject to information reporting and backup withholding, unless you certify as to your non-United States status or otherwise establish an exemption from information reporting and backup withholding.

Any amounts withheld from your payment under the backup withholding rules would be refundable or allowable as a credit against your United States federal income tax liability.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account, or a Keogh plan) subject to the Employee Retirement Income Security Act of 1974 (commonly referred to as “ERISA”) should consider fiduciary standards under ERISA in the context of the particular circumstances of that plan before authorizing an investment in the notes. A fiduciary also should consider whether the investment is authorized by, and in accordance with, the documents and instruments governing the plan.

In addition, ERISA and the Internal Revenue Code, or the “Code,” prohibit a number of transactions (referred to as “prohibited transactions”) involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (referred to as an “ERISA plan”), on the one hand, and persons who have specified relationships with the plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), on the other. If we (or an affiliate) are considered a party in interest or a disqualified person for an ERISA plan, then the investment in notes by that ERISA plan may give rise to a prohibited transaction unless the notes are acquired under an exemption for transactions effected on behalf of that plan by a “qualified professional asset manager” or an “in-house asset manager,” for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective trusts, or under another available exemption. There are several ways by which we or our affiliates may be considered a party in interest or a disqualified person for an ERISA plan. For example, if we provide banking or financial advisory services to an ERISA plan, or act as a trustee or in a similar fiduciary role for ERISA plan assets, we may be considered a party in interest or a disqualified person with respect to that ERISA plan.

If an ERISA plan engages in a prohibited transaction, the transaction may require “correction” and may cause the ERISA plan fiduciary to incur liabilities and the parties in interest or disqualified persons to be subject to excise taxes. Therefore, an ERISA plan should not invest in the notes unless the plan fiduciary or other person acquiring notes on behalf of the ERISA plan determines that neither we nor an affiliate is a party in interest or a disqualified person or, alternatively, that an exemption from the prohibited transaction rules is available. By purchasing and holding the notes, the person making the decision to invest on behalf of an ERISA plan is representing that the purchase and holding of the notes is consistent with the terms of the plan and will not result in a prohibited transaction under ERISA or the Code.

If you are the fiduciary of a pension plan or other ERISA plan, or an insurance company that is providing investment advice or other features to a pension plan or other ERISA plan, and you propose to invest in the notes with the assets of the ERISA plan, you should consult your own legal counsel for further guidance.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We are offering the notes for sale on a continuing basis through the agents. The agents may act either on a principal basis or on an agency basis. We may offer the notes at varying prices relating to prevailing market prices at the time of resale, as determined by the agents, or, if so specified in the applicable pricing supplement, for resale at a fixed public offering price.

If we sell notes on an agency basis, we will pay a commission to the agent to be negotiated at the time of sale. Unless otherwise agreed and specified in the pricing supplement, the commission may range from .125% to .750% of the principal amount of the notes sold, and we may receive from 99.875% to 99.250% of the principal amount of each note so sold. Each agent will use its reasonable best efforts when we request it to solicit purchases of the notes.

Unless otherwise agreed and specified in the pricing supplement, if notes are sold to an agent acting as principal, for its own account, or for resale to one or more investors or other purchasers, including other broker-dealers, then any notes so sold will be purchased by that agent at a price equal to 100% of the principal amount of the notes less a percentage of the principal amount that may range from .125% to .750% of the principal amount of those notes, unless otherwise specified in the pricing supplement. Accordingly, we may receive from 99.875% to 99.250% of the principal amount of each note so sold, unless otherwise specified in the pricing supplement. Notes sold in this manner may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or the notes may be resold to other dealers for resale to investors. The agents may allow any portion of the discount received in connection with the purchase from us to the dealers, but the discount allowed to any dealer will not be in excess of the discount to be received by the agent from us. After the initial public offering of notes, the agent may change the public offering price or the discount allowed to dealers.

We also may sell notes directly to investors, without the involvement of any agent. In this case, we would not be obligated to pay any commission or discount in connection with the sale, and we would receive 100% of the principal amount of the note so sold, unless otherwise specified in the pricing supplement.

We will name any agents or other persons through which we sell any notes, as well as any commissions or discounts payable to those agents or other persons, in the pricing supplement. As of the date of this prospectus supplement, the agents are Banc of America Securities LLC and Banc of America Investment Services, Inc. These agents have entered into a distribution agreement with us. We also may accept offers to purchase notes through additional agents on substantially the same terms and conditions, including commissions, as would apply to purchases through named agents under the distribution agreement.

We have the right to withdraw, cancel, or modify the offer made by this prospectus supplement without notice. We will have the sole right to accept offers to purchase notes, and we, in our absolute discretion, may reject any proposed purchase of notes in whole or in part. Each agent will have the right, in its reasonable discretion, to reject in whole or in part any proposed purchase of notes through that agent.

Any agent participating in the distribution of the notes may be considered to be an underwriter, as that term is defined in the Securities Act. We have agreed to indemnify each agent and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make. We also have agreed to reimburse the agents for certain expenses.

The notes will not have an established trading market when issued and we do not intend to list the notes on any securities exchange unless otherwise specified in the pricing supplement. Any agent may purchase and sell notes in the secondary market from time to time. However, no agent is obligated to do so, and any agent may discontinue making a market in the notes at any time without notice. There is no assurance that there will be a secondary market for any of the notes.

To facilitate offering the notes by an agent that purchases notes as principal, and in accordance with industry practice, agents may engage in transactions that stabilize, maintain, or otherwise affect the market price of the notes or any other securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate-covering transactions, and imposing penalty bids to reclaim selling concessions allowed to a member of the syndicate or to a dealer, as follows:

•	An overallotment in connection with an offering creates a short position in the offered securities for the agent’s own account.

•	An agent may place a stabilizing bid to purchase a note for the purpose of pegging, fixing, or maintaining the price of that note.

•	Agents may engage in syndicate-covering transactions to cover overallotments or to stabilize the price of the notes by bidding for, and purchasing, the notes or any other securities in the open market in order to reduce a short position created in connection with the offering.

•	The agent that serves as syndicate manager may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate-covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

Banc of America Securities LLC and Banc of America Investment Services, Inc., each an agent and one of our affiliates, are broker-dealers and members of the National Association of Securities Dealers, Inc. Each initial offering and any remarketing of notes involving any of our broker-dealer affiliates, including Banc of America Securities LLC and Banc of America Investment Services, Inc., will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate. Following the initial distribution of any notes, our affiliates, including Banc of America Securities LLC, may buy and sell the notes in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Notes may be sold in connection with a remarketing after their purchase by one or more firms. Any of our affiliates may act as principal or agent in these transactions.

This prospectus supplement may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the notes, including block positioning and block trades, to the extent permitted by applicable law. Any of our affiliates may act as principal or agent in these transactions. None of Banc of America Securities LLC, Banc of America Investment Services, Inc. or any other member of the National Association of Securities Dealers, Inc. participating in the distribution of the notes will execute a transaction in the notes in a discretionary account without specific prior written approval of the customer.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the notes as of the date of this prospectus supplement. This amount does not include the notes to be sold in market-making transactions. Notes sold in market-making transactions include notes issued after the date of this prospectus supplement as well as securities previously issued. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent informs the investor in the confirmation of sale that the note is being purchased in an original offering and sale, the purchaser may assume that the note is being purchased in a market-making transaction.

Banc of America Securities LLC as well as several of the other agents or their affiliates have engaged, and may in the future engage, in investment banking, commercial banking, and financial advisory transactions with us and our affiliates. These transactions are in the ordinary course of business for the agents and us and our respective affiliates. In these transactions, the agents or their affiliates receive customary fees and expenses.

[THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

$30,000,000,000

Debt Securities, Warrants, Units, Preferred Stock,

Depositary Shares, and Common Stock

We may offer to sell up to $30,000,000,000, or the U.S. dollar equivalent, of:

•	debt securities;

•	warrants;

•	units, consisting of two or more securities in any combination;

•	preferred stock;

•	depositary shares, represented by fractional shares in preferred stock; and

•	common stock.

Our securities may be denominated in U.S. dollars or a foreign currency, currency unit, or composite currency. We also may issue common stock upon conversion, exchange, or exercise of any of the other securities listed above.

When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and terms of that series of securities. You should read this prospectus and that prospectus supplement carefully before you invest.

We may use this prospectus in the initial sale of the securities listed above. In addition, Banc of America Securities LLC, or any of our other affiliates, may use this prospectus in a market-making transaction in any of the securities listed above or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Our debt securities are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our securities are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 14, 2004

[THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus. To fully understand the securities we may offer, you should read carefully:

•	this prospectus, which explains the general terms of the securities we may offer;

•	the attached prospectus supplement and any additional pricing supplement, which explain the specific terms of the particular securities we are offering, and which may change or update the information in this prospectus; and

•	the documents we refer you to in “Where You Can Find More Information” for information about us.

You should rely only on the information provided in this prospectus and in any supplement to this prospectus, including the information we incorporate by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of those documents.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Bank of America Corporation.

Bank of America Corporation

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. We provide a diversified range of banking and nonbanking financial services and products both domestically and internationally. Our headquarters is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and our telephone number is (704) 386-5972.

The Securities We May Offer

We may offer the following securities from time to time:

•	debt securities;
•	warrants;
•	units, consisting of two or more securities in any combination;
•	preferred stock;
•	depositary shares, represented by fractional shares in preferred stock; and
•	common stock.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we specifically state otherwise. This prospectus, including this summary, describes the general terms of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific terms of those particular securities being offered, and will include a discussion of some of the United States federal income tax consequences and any risk factors or other special considerations applicable to those particular securities. The prospectus supplement also may add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before investing in any of the securities we may offer.

Debt Securities

Our debt securities may be either senior or subordinated obligations, which will be issued under separate indentures, or contracts, that we have with The Bank of New York, as trustee. The particular terms of each series of debt securities will be described in a prospectus supplement.

Warrants

We may offer two types of warrants:

•	warrants to purchase our debt securities; and
•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:
•	securities of one or more issuers, including our common or preferred stock, other securities described in this prospectus, or the debt or equity securities of third parties;
•	one or more currencies, currency units, or composite currencies;
•	one or more commodities;
•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and
•	one or more indices or baskets of the items described above.

For any warrants we may offer, we will describe in a prospectus supplement the underlying property, the expiration date, the exercise price or the manner of determining the exercise price, the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise, and any other specific terms of the warrants. We will issue warrants under warrant agreements that we will enter into with one or more warrant agents.

Units

We may offer units consisting of two or more securities. We will describe in a prospectus supplement the particular securities that comprise each unit, whether or not the particular securities will be separable and, if they will be separable, the terms on which they will be separable, a description of the provisions for the payment, settlement, transfer, or exchange of the units, and any other specific terms of the units. We will issue units under unit agreements that we will enter into with one or more unit agents.

Preferred Stock and Depositary Shares

We may offer preferred stock, par value $.01 per share, in one or more series. We will describe in a prospectus supplement the specific designation, the aggregate number of shares offered, the dividend rate, if any, and periods or manner of calculating the dividend rate and periods, the terms on which the preferred stock are convertible into shares of our common stock, preferred stock of another series, or other securities, if any, the redemption terms, if any, and any other specific terms of our preferred stock.

We also may issue depositary receipts evidencing depositary shares, each of which will represent fractional shares of preferred stock, rather than full shares of preferred stock. We will describe in a prospectus supplement any specific terms of the depositary shares. We will issue the depositary shares under deposit agreements between us and one or more depositories.

Form of Securities

We will issue the securities in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank S.A./N.V., or Clearstream Banking, société anonyme, Luxembourg, named in the prospectus supplement. The securities will be represented by a global security rather than a certificate in the name of each individual investor. Unless stated otherwise, each sale of securities will settle in immediately available funds through the specified depository.

A global security may be exchanged for actual notes or certificates registered in the names of the beneficial owners only if:

•	the depository notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository is no longer qualified as a clearing agency, and we fail to appoint a successor to the depository within 60 calendar days;
•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities; or
•	an event of default has occurred and is continuing with respect to the securities under the applicable indenture or agreement.

Payment Currencies

Unless the prospectus supplement states otherwise, all amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars.

Listing

We will state in the prospectus supplement whether the particular securities that we will offer will be listed or quoted on a securities exchange or quotation system.

Distribution

We may offer the securities in four ways:

•	through underwriters;
•	through dealers;
•	through agents; or
•	directly to purchasers.

Banc of America Securities LLC, or any of our other affiliates, may be an underwriter, dealer, or agent for us. These securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after their initial issuance and sale. The aggregate offering price specified on the cover of this prospectus relates only to the securities that we have not yet issued as of the date of this prospectus.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Bank of America Corporation was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. We provide a diversified range of banking and nonbanking financial services and products in 29 states and the District of Columbia and in selected international markets. We provide services and products through four business segments: (1) Consumer and Small Business, (2) Commercial Banking, (3) Global Corporate and Investment Banking, and (4) Wealth and Investment Management.

On October 27, 2003, we entered into an Agreement and Plan of Merger with FleetBoston Financial Corporation, or “FleetBoston,” providing for the merger of FleetBoston with and into us (the “FleetBoston Merger”). The FleetBoston Merger closed on April 1, 2004, and we were the surviving corporation in the transaction. Following the FleetBoston Merger, our principal banking subsidiaries are Bank of America, N.A. and Fleet National Bank (the “Banks”).

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

USE OF PROCEEDS

Unless we describe a different use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes include:

•	our working capital needs;

•	investments in, or extensions of credit to, our banking and nonbanking subsidiaries;

•	the possible acquisitions of other financial institutions or their assets;

•	the possible acquisitions of, or investments in, other businesses of a type we are permitted to acquire under applicable law;

•	the possible reduction of our outstanding indebtedness; and

•	the possible repurchase of our outstanding equity securities.

Until we designate the use of these net proceeds, we will invest them temporarily. From time to time, we may engage in additional capital financings as we determine appropriate based on our needs and prevailing market conditions. These additional capital financings may include the sale of other securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The consolidated ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividend requirements for (a) us for each of the years in the five-year period ended December 31, 2003; and (b) us and FleetBoston prepared using unaudited pro forma condensed combined financial information of us and FleetBoston as of December 31, 2003, are as follows:

	Year Ended December 31,					Unaudited Pro Forma Bank of America/ FleetBoston Combined– December 31, 2003(1)
	2003	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	3.8	3.1	2.1	1.8	2.2	3.9
Including interest on deposits	2.5	2.1	1.6	1.5	1.6	2.5
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends Requirements:
Excluding interest on deposits	3.8	3.1	2.1	1.8	2.2	3.9
Including interest on deposits	2.5	2.1	1.5	1.5	1.6	2.5

(1)	The pro forma information assumes that we had been combined with FleetBoston on
January 1, 2003, on a purchase accounting basis. For additional information, see “Unaudited Pro Forma Condensed Combined Financial Information” included in our Form 8-K/A filed April 14, 2004.

•	The consolidated ratio of earnings to fixed charges is calculated as follows:

(net income before taxes and fixed charges – equity in undistributed earnings of unconsolidated subsidiaries)

fixed charges

•	The consolidated ratio of earnings to combined fixed charges and preferred stock dividends is calculated as follows:

(net income before taxes and fixed charges – equity in undistributed earnings of unconsolidated subsidiaries)

(fixed charges + preferred stock dividend requirements)

Fixed charges consist of:

•	interest expense, which we calculate excluding interest on deposits in one case and including that interest in the other;

•	amortization of debt discount and appropriate issuance costs; and

•	one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under lease commitments.

Preferred stock dividend requirements represent dividend requirements on our outstanding preferred stock adjusted to reflect the pre-tax earnings that would be required to cover those dividend requirements.

REGULATORY MATTERS

The following discussion describes elements of an extensive regulatory framework applicable to bank holding companies, financial holding companies, and banks, as well as specific information about us and our subsidiaries. Federal regulation of banks, bank holding companies, and financial holding companies is intended primarily for the protection of depositors and the Bank Insurance Fund rather than for the protection of securityholders and creditors.

General

As a registered bank holding company and a financial holding company, we are subject to the supervision of, and to regular inspection by, the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” Our banking subsidiaries are organized predominantly as national banking associations, which are subject to regulation, supervision, and examination by the Office of the Comptroller of the Currency, or the “Comptroller,” the Federal Deposit Insurance Corporation, or the “FDIC,” the Federal Reserve Board, and other federal and state regulatory agencies. In addition to banking laws, regulations, and regulatory agencies, we and our subsidiaries and affiliates are subject to the laws and regulations of both the federal government and the states and counties in which they conduct business and supervision and examination by the Securities and Exchange Commission, or the “SEC,” the New York Stock Exchange, or the “NYSE,” the National Association of Securities Dealers, Inc., and other regulatory agencies, all of which directly or indirectly affect our operations and management and our ability to make distributions to stockholders.

A financial holding company, and the non-bank companies under its control, are permitted to engage in activities considered “financial in nature” as defined by the Gramm-Leach-Bliley Act and Federal Reserve Board interpretations (including, without limitation, insurance and securities activities), and therefore may engage in a broader range of activities than permitted for bank holding companies and their subsidiaries. A financial holding company may engage directly or indirectly in activities considered financial in nature, either de novo or by acquisition, provided the financial holding company gives the Federal Reserve Board after-the-fact notice of the new activities. The Gramm-Leach-Bliley Act also permits national banks, such as our banking subsidiaries, to engage in activities considered financial in nature through a financial subsidiary, subject to certain conditions and limitations and with the approval of the Comptroller.

Interstate Banking

Bank holding companies (including bank holding companies that also are financial holding companies) also are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, a bank holding company may acquire banks in states other than its home state without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, after the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% or such lesser or greater amount set by state law of such deposits in that state.

Subject to certain restrictions, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 also authorizes banks to merge across state lines to create interstate branches. This act also permits a bank to open new branches in a state in which it does not already have banking operations if such state enacts a law permitting de novo branching.

Changes in Regulations

Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures, and before the various bank regulatory agencies. The likelihood and timing of any proposals or legislation and the impact they might have on us and our subsidiaries cannot be determined at this time.

Capital and Operational Requirements

The Federal Reserve Board, the Comptroller, and the FDIC have issued regulatory capital guidelines for United States banking organizations. Failure to meet the capital requirements can initiate certain mandatory and discretionary actions by regulators that could have a material effect on our financial statements. At December 31, 2003, we, as well as Bank of America, N.A., were classified as well-capitalized under this regulatory framework.

The regulatory capital guidelines measure capital in relation to the credit and market risks of both on- and off-balance sheet items using various risk weights. Under the regulatory capital guidelines, total capital consists of three tiers of capital. Tier 1 capital includes common shareholders’ equity, trust preferred securities, minority interests, and qualifying preferred stock, less goodwill and other adjustments. Tier 2 capital consists of preferred stock not qualifying as Tier 1 capital, mandatory convertible debt, limited amounts of subordinated debt, other qualifying term debt, the allowance for credit losses up to 1.25% of risk-weighted assets and other adjustments. Tier 3 capital includes subordinated debt that is unsecured, fully paid, has an original maturity of at least two years, is not redeemable before maturity without prior approval by the Federal Reserve Board and includes a lock-in clause precluding payment of either interest or principal if the payment would cause the issuing bank’s risk-based capital ratio to fall or remain below the required minimum. Tier 3 capital can only be used to satisfy our market risk capital requirement and may not be used to support our credit risk requirement. At December 31, 2003, we had no subordinated debt that qualified as Tier 3 capital.

The capital treatment of trust preferred securities currently is under review by the Federal Reserve Board due to the issuing trust companies being deconsolidated under Financial Accounting Standards Board Interpretation 46, “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (FIN 46). Depending on the capital treatment resolution, trust preferred securities may no longer qualify for Tier 1 capital treatment, but instead would qualify for Tier 2 capital. On July 2, 2003, the Federal Reserve Board issued a Supervision and Regulation Letter requiring that bank holding companies continue to follow the current instructions for reporting trust preferred securities in their regulatory reports. Accordingly, we will continue to report trust preferred securities in Tier 1 capital until further notice from the Federal Reserve Board. On September 2, 2003, the Federal Reserve Board and other regulatory agencies issued the Interim Final Capital Rule for Consolidated Asset-Backed Commercial Paper Program Assets. This interim rule allows companies to exclude from risk-weighted assets the newly consolidated assets of asset-backed commercial paper programs required by FIN 46, when calculating Tier 1 and total risk-based capital ratios through March 31, 2004.

To meet minimum, adequately capitalized regulatory requirements, an institution must maintain a Tier 1 capital ratio of 4% and a total capital ratio of 8%. A well-capitalized institution must generally maintain capital ratios 100 to 200 basis points higher than the minimum guidelines. The risk-based capital rules have been further supplemented by a leverage ratio, defined as Tier 1 capital divided by quarterly average total assets, after certain adjustments. The leverage ratio guidelines establish a minimum of 100 to 200 basis points above 3%. Banking organizations must maintain a leverage capital ratio of at least 5% to be classified as well-capitalized. As of December 31, 2003, we were classified as “well-capitalized” for regulatory purposes, the highest classification. As of December 31, 2003, our Tier 1 capital, total risk-based capital, and leverage ratio under these guidelines were 7.85%, 11.87% and 5.73%, respectively.

Net unrealized gains (losses) on available-for-sale debt securities, net unrealized gains on marketable equity securities and net unrealized gains (losses) on derivatives included in shareholders’ equity at December 31, 2003 are excluded from the calculations of Tier 1 capital, total capital, and leverage ratios.

The Federal Deposit Insurance Corporation Improvement Act of 1991, among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and requires the respective federal regulatory agencies to implement systems for “prompt corrective action” for insured depository institutions that do not meet minimum capital requirements within such categories. This act imposes progressively more restrictive constraints on operations, management, and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An “undercapitalized” bank must develop a capital restoration plan and its parent holding company must guarantee that bank’s compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of (1) 5% of the bank’s total assets at the time it became “undercapitalized” or (2) the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent’s general unsecured creditors. In addition, this act requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality, and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by this act, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a “well capitalized” institution must have (1) a Tier 1 risk-based capital ratio of at least 6%, (2) a total risk-based capital ratio of at least 10%, (3) a leverage ratio of at least 5%, and (4) not be subject to a capital directive order. Under these guidelines, each of our banking subsidiaries is considered well capitalized as of December 31, 2003. In order for us to continue to qualify as a financial holding company, each of our banking subsidiaries must remain well capitalized.

Regulators also must take into consideration (1) concentrations of credit risk; (2) interest rate risk (when the interest rate sensitivity of an institution’s assets does not match the sensitivity of its liabilities or its off-balance-sheet position); and (3) risks from non-traditional activities, as well as an institution’s ability to manage those risks, when determining the adequacy of an institution’s capital. This evaluation will be made as a part of the institution’s regular safety and soundness examination. In addition, we and any of our banking subsidiaries with significant trading activity must incorporate a measure for market risk in our regulatory capital calculations.

Distributions

Our funds for payment of our indebtedness, including the debt securities, are derived from a variety of sources, including cash and temporary investments. However, the primary source of these funds is dividends received from our banking subsidiaries. Each of our banking subsidiaries is subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine when, and under what circumstances, to prohibit a bank or bank holding company from paying dividends under its safety and soundness examination.

In addition, the ability of our banking subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under the Federal Deposit Insurance Corporation Improvement Act of 1991, as described above. Our right, and the right of our stockholders and creditors, to participate in any distribution of the assets or earnings of our subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

Source of Strength

According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC—either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default—the other banking subsidiaries may be assessed for the FDIC’s loss, subject to certain exceptions.

DESCRIPTION OF DEBT SECURITIES

We will issue any senior debt securities under an Indenture dated as of January 1, 1995 (as supplemented, the “Senior Indenture”) between us and The Bank of New York, as successor trustee to U.S. Bank Trust National Association, as successor trustee to BankAmerica National Trust Company. We will issue any subordinated debt securities under an Indenture dated as of January 1, 1995 (as supplemented, the “Subordinated Indenture”) between us and The Bank of New York, as trustee. We refer to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The trustee under each of the Indentures has two principal functions:

•	First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf.

•	Second, the trustee performs administrative duties for us, including sending you notices.

The following summaries of the Indentures are not complete and are qualified in their entirety by the specific provisions of the applicable Indentures, which are exhibits to the registration statement and are incorporated in this prospectus by reference. Whenever defined terms are used, but not defined in this prospectus, the terms have the meanings given to them in the Indentures.

General

The total amount of securities that we may offer and sell using this prospectus is limited to the aggregate initial offering price of the securities registered under the registration statement. Neither Indenture limits the amount of debt securities that we may issue.

Any debt securities we issue will be our direct unsecured obligations and will not be obligations of our subsidiaries. Each series of our senior debt securities will rank equally with all of our other unsecured senior indebtedness that is outstanding from time to time. Each series of our subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness that is outstanding from time to time.

We will issue our debt securities in fully registered form without coupons. Our debt securities may be denominated in U.S. dollars or in another currency or currency unit. Any debt securities that are denominated in U.S. dollars will be issued in denominations of $1,000 or a multiple of $1,000 unless otherwise provided in the prospectus supplement. If any of the debt securities are denominated in a foreign currency, currency unit, or composite currency, or if principal, any premium, interest, or any other amounts payable on any of the debt securities is payable in any foreign currency, currency unit, or composite currency, the authorized denominations, as well as any investment considerations, risk factors, restrictions, tax consequences, specific terms, and other information relating to that issue of debt securities and the particular foreign currency, currency unit, or composite currency will be stated in the prospectus supplement.

We may issue our debt securities in one or more series with the same or different maturities. We may issue our debt securities at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity (each, an “Original Issue Discount Security”). Original Issue Discount Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates. Some of our debt securities may be deemed to be issued with original issue discount for United States federal income tax purposes. If we issue debt securities with original issue discount, we will discuss the United States federal income tax implications in the prospectus supplement.

Each prospectus supplement will describe the terms of any debt securities we issue, which may include the following:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the minimum denominations;

•	the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the person to whom interest is payable, if other than the owner of the debt securities;

•	the maturity date or dates;

•	the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

•	any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

•	the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•	any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

•	if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

•	the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than U.S. dollars;

•	if the debt securities will be issued in other than book-entry form;

•	the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provision relating to the extension or renewal of the maturity date of the debt securities;

•	whether the debt securities will be listed on any securities exchange; and

•	any other terms of the debt securities that are permitted under the applicable Indenture.

As a holding company, we own most of our assets and conduct substantially all of our operations through subsidiaries. Our ability to make payments of principal, any premium, interest, and any other amounts on the debt securities may be affected by the ability of our banking and nonbanking subsidiaries to pay dividends. Their ability, as well as our ability, to pay dividends in the future is and could be influenced by bank regulatory requirements and capital guidelines. See “Regulatory Matters.”

In addition, claims of holders of debt securities generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

Neither Indenture contains provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, the ratings of any debt securities then outstanding may be withdrawn or downgraded.

No Sinking Fund

Unless stated otherwise in the prospectus supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The prospectus supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to maturity, the prospectus supplement will indicate the redemption price and the method for redemption.

Repayment

The prospectus supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their maturity date. If the debt securities may be repaid prior to maturity, the prospectus supplement will indicate our cost to repay the debt securities and the procedure for repayment.

Repurchase

We, or our affiliates, may repurchase debt securities from investors who are willing to sell them from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Reopenings

We have the ability to “reopen” a series of our debt securities. This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms. We may do so without notice to the existing holders of securities of that series. However, any new securities of this kind may begin to bear interest at a different date.

Conversion

We may issue debt securities that are convertible, at either our option or the holder’s option, into our preferred stock, depositary shares, common stock, or other debt securities. The prospectus supplement will describe the terms of any conversion features, including:

•	the periods during which conversion may be elected;

•	the conversion price payable and the number of shares or amount of preferred stock, depositary shares, common stock, or other debt securities that may be issued upon conversion, and any adjustment provisions; and

•	the procedures for electing conversion.

Exchange, Registration, and Transfer

Subject to the terms of the applicable Indenture, debt securities of any series, other than debt securities issued in book-entry form, may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The prospectus supplement will include the name of the security registrar and the transfer agent. The security registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, except that we will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange, or register the transfer of any debt security of any series to be redeemed for a period of 15 days before those debt securities were selected for redemption, or (2) exchange or register the transfer of any debt security that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part.

For a discussion of restrictions on the exchange, registration, and transfer of global securities, see “Registration and Settlement.”

Payment and Paying Agents

The principal, any premium, interest, and any other amounts payable on our debt securities will be paid at the offices of the paying agents we designate from time to time. In addition, at our option, payment of any interest may be made by check mailed to the address of the holder as recorded in the security register. On any interest payment date, interest on a debt security generally will be paid to the person in whose name the debt security is registered at the close of business on the regular record date for that payment. For a discussion of payment of principal, any premium, interest, or other payment on global securities, see “Registration and Settlement.”

We initially have designated the principal corporate trust offices of the trustees in New York City as the places where the debt securities may be presented for payment. We may change paying agents or the designated payment office at any time. Any other paying agents for our debt securities of each series will be named in the prospectus supplement.

Subordination

Our subordinated debt securities are subordinated in right of payment to all of our senior indebtedness. The Subordinated Indenture defines “senior indebtedness” as any indebtedness for money borrowed, including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts, that were outstanding on the date we executed the Subordinated Indenture, or were created, incurred, or assumed after that date and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations, unless the instrument creating or evidencing the indebtedness provides that the indebtedness is subordinate in right of payment to any of our other indebtedness. Each prospectus supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding at that time and any limitation on the issuance of additional senior indebtedness.

If there is a default or event of default on any senior indebtedness that is not remedied and we and the trustee of the Subordinated Indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee of the Subordinated Indenture receives this notice from us, we will not be able to make any principal, premium, interest, or other payments on the subordinated debt securities or repurchase our subordinated debt securities.

If we repay any subordinated debt security before the required date or in connection with a distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, any principal, premium, interest, or other payment will be paid to holders of senior indebtedness before any holders of subordinated indebtedness are paid. In addition, if any amounts previously were paid to the holders of subordinated debt or the trustee of the Subordinated Indenture, the holders of senior debt shall have first rights to the amounts previously paid.

Upon payment in full of all our senior indebtedness, the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets.

Sale or Issuance of Capital Stock of Banks

The Senior Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales of directors’ qualifying shares;

•	sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•	any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•	any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

A “Principal Subsidiary Bank” is defined in the Senior Indenture as any bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. and Fleet National Bank are our only Principal Subsidiary Banks.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the Indenture may waive compliance with some of the covenants or conditions of that Indenture.

Modification of the Indentures

We and the applicable trustee may modify the Indenture with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of debt securities under that Indenture affected by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of or extend the time of payment of interest on, any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities which is required to consent to modification without the consent of all holders of the debt securities outstanding.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the applicable Indenture, (1) the principal amount of an Original Issue Discount Security is that amount that would be due and payable at that time upon an event of default, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the Indenture will be binding on all holders of debt securities of that series.

Defaults and Rights of Acceleration

The Senior Indenture defines an event of default for a series of senior debt securities as any one of the following events:

•	our failure to pay principal or any premium when due on any securities of that series;

•	our failure to pay interest on any securities of that series, within 30 calendar days after the interest becomes due;

•	our breach of any of our other covenants contained in the senior debt securities of that series or in the Senior Indenture, that is not cured within 90 calendar days after written notice to us by the trustee of the Senior Indenture, or to us and the trustee of the Senior Indenture by the holders of at least 25% in principal amount of all senior debt securities then outstanding under the Senior Indenture and affected by the breach; and

•	specified events involving our bankruptcy, insolvency, or liquidation.

The Subordinated Indenture defines an event of default only as our bankruptcy under United States federal bankruptcy laws.

If an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities are Original Issue Discount Securities, a specified portion of the principal amount, of all debt securities of that series to be due and payable immediately. The holders of a majority in principal amount of the debt securities then outstanding or of the series affected, in some circumstances, may annul the declaration of acceleration and waive past defaults.

Payment of principal of the subordinated debt securities may not be accelerated in the case of a default in the payment of principal, any premium, interest, or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness

If we fail to pay principal of, or any premium on, any debt securities, or if we are over 30 calendar days late on an interest payment on the debt securities, the appropriate trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, a holder also may file suit to enforce our obligation to make payment of principal, any premium, interest, or other amounts due on any debt security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the debt securities then outstanding under an Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that Indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustees a certificate stating that we are not in default under any of the terms of the Indentures.

Notices

We will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register.

Concerning the Trustees

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York and its affiliated entities in the ordinary course of business. The Bank of New York also serves as trustee for several series of our outstanding indebtedness under other indentures.

DESCRIPTION OF WARRANTS

General

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or together with any of our other securities, including other warrants and units, consisting of two or more securities in any combination, as described under the heading “Description of Units.”

We may issue warrants in any amounts or in as many distinct series as we determine. We will issue each series of warrants under a warrant agreement with a warrant agent designated in the prospectus supplement. We will describe in the prospectus supplement the specific terms of the warrants. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. Debt warrants may be issued independently or together with any of our other securities and may be attached to, or separate from, our other securities. Any debt warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants and the warrant agreement relating to the debt warrants, including the following:

•	the offering price;

•	the designation, aggregate stated principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency, currency unit, or composite currency in which the price for the debt warrants is payable;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued, and the number of debt warrants issued with each security;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which, and the currency, currency units, or composite currency based on or relating to currencies in which, the principal amount of debt securities may be purchased upon exercise;

•	the dates the right to exercise the debt warrants will commence and expire and, if the debt warrants are not continuously exercisable, any dates on which the debt warrants are not exercisable;

•	any circumstances that will cause the debt warrants to be deemed to be automatically exercised;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	whether the debt warrants or related securities will be listed on any securities exchange;

•	whether the debt warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the debt warrants; and

•	any other terms of the debt warrants which are permitted under the debt warrant agreement.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies or currency units;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each type of property described above as “warrant property.”

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level, or value of the warrant property.

The prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Universal warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from the other securities. Any universal warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If universal warrants are offered, the prospectus supplement will describe the terms of the universal warrants and the warrant agreement, including the following:

•	the offering price;

•	the title and aggregate number of the universal warrants;

•	the nature and amount of the warrant property that the universal warrants represent the right to buy or sell;

•	whether the universal warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	the price at which the warrant property may be purchased or sold, the currency, and the procedures and conditions relating to exercise;

•	whether the exercise price of the universal warrant may be paid in cash or by exchange of the warrant property or both, the method of exercising the universal warrants, and whether settlement will occur on a net basis or a gross basis;

•	the dates on which the right to exercise the universal warrants will commence and expire;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	whether the universal warrants or underlying securities will be listed on any securities exchange;

•	whether the universal warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the universal warrants; and

•	any other terms of the universal warrants which are permitted under the warrant agreement.

Modification

We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation, or expiration, shorten the time period during which the warrants may be exercised, or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected holders.

Enforceability of Rights of Warrantholders; Governing Law

The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant, without anyone else’s consent, may enforce by appropriate legal action, on his or her own behalf, his or her right to exercise the warrant in accordance with its terms. A holder of a warrant will not be entitled to any of the rights of a holder of the debt securities or other securities or warrant property purchasable upon the exercise of the warrant, including any right to receive payments on those securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement, before exercising the warrant.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations. Claims of holders of our warrants generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

DESCRIPTION OF UNITS

General

We may issue units consisting of one or more securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

If units are offered, the prospectus supplement will describe the terms of the units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	whether the units will be listed on any securities exchange; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

Modification

We and the unit agent may amend the terms of any unit agreement and the units without the consent of the holders to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the unit agreement and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected. However, any modification to the units that materially and adversely affects the rights of the holders of the units, or reduces the percentage of outstanding units required to modify or amend the unit agreement or the terms of the units, requires the consent of the affected holders.

Enforceability of Rights of Unitholders; Governing Law

The unit agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the units. Except as described below, any record holder of a unit, without anyone else’s consent, may enforce his or her rights as holder under any security included in the unit, in accordance with the terms of the included security and the Indenture, warrant agreement, or unit agreement under which that security is issued. Those terms are described in other sections of this prospectus relating to debt securities and warrants.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce his or her rights, including any right to bring legal action, with respect to those units or any included securities, other than debt securities. Limitations of this kind will be described in the prospectus supplement.

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act of 1939. Therefore, holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their units.

Unsecured Obligations

The units are our unsecured contractual obligations. Claims of holders of our units generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

DESCRIPTION OF PREFERRED STOCK

General

We have 100,000,000 shares of preferred stock, par value $.01 per share, authorized and may issue the preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights, and other rights as we may determine. We have designated:

(a) 3,000,000 shares of ESOP Convertible Preferred Stock, Series C (the “ESOP Preferred Stock”), of which 1,231,824 shares were issued and outstanding at April 1, 2004;

(b) 35,045 shares of 7% Cumulative Redeemable Preferred Stock, Series B (the “Series B Preferred Stock”), of which 7,739 shares were issued and outstanding at April 1, 2004;

(c) 20,000,000 shares of $2.50 Cumulative Convertible Preferred Stock Series BB (the “Series BB Preferred Stock”), none of which were issued and outstanding at April 1, 2004;

(d) 690,000 shares of 6.75% Perpetual Preferred Stock (the “6.75% Perpetual Preferred Stock”), 382,450 of which were issued and outstanding as of April 1, 2004; and

(e) 805,000 shares of Fixed/Adjustable Rate Cumulative Preferred Stock (the “Fixed/Adjustable Rate Cumulative Preferred Stock”), 700,000 of which were issued and outstanding as of April 1, 2004.

The Preferred Stock

General. Any preferred stock sold under this prospectus will have the general dividend, voting, and liquidation preference rights stated below unless otherwise stated in the prospectus supplement. Each prospectus supplement for preferred stock will describe the specific terms of those shares, including, where applicable:

•	the title and stated value of the preferred stock;

•	the aggregate number of shares of preferred stock offered;

•	the offering price or prices of the preferred stock;

•	the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;

•	whether dividends are cumulative or noncumulative, and, if cumulative, the date the dividends will begin to cumulate;

•	the dividend and liquidation preference rights of the preferred stock relative to any existing or future series of our preferred stock;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions;

•	whether the preferred stock will be issued in other than book-entry form;

•	whether the preferred stock will be listed on any securities exchange;

•	any rights on the part of the stockholder or us to convert the preferred stock into shares of our common stock or any other security; and

•	any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.

Dividends. The holders of our preferred stock will be entitled to receive when, as, and if declared by our board of directors, cash dividends at those rates as will be fixed by our board of directors, subject to the terms of our Amended and Restated Certificate of Incorporation. All dividends will be paid out of funds that are legally available for this purpose. Whenever dividends on any non-voting preferred stock are in arrears for six quarterly dividend periods (whether or not consecutive), holders of the non-voting preferred stock will have the right to elect two additional directors to serve on our board of directors, and these two additional directors will continue to serve until the dividend arrearage is eliminated.

Voting. The holders of our preferred stock will have no voting rights except:

•	each share of Series B Preferred Stock is entitled to one vote per share;

•	each share of ESOP Preferred Stock is entitled to two votes per share;

•	as required by applicable law; or

•	as specifically approved by us for that particular series.

Liquidation Preference. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking superior, an amount equal to the stated or liquidation value of the shares of the series plus an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Authorized Classes of Preferred Stock

The following summary of our ESOP Preferred Stock, Series B Preferred Stock, Series BB Preferred Stock, 6.75% Perpetual Preferred Stock, and Fixed/Adjustable Rate Cumulative Preferred Stock is qualified in its entirety by reference to the description of these securities contained in our Amended and Restated Certificate of Incorporation.

ESOP Preferred Stock

All shares of ESOP Preferred Stock are held by the trustee under the Bank of America 401(k) Plan. Shares of ESOP Preferred Stock are convertible into our common stock at a conversion rate of 1.68 shares of common stock per share of ESOP Preferred Stock, subject to customary anti-dilution adjustments.

Preferential Rights. The ESOP Preferred Stock ranks senior to our common stock and ranks junior to the Series B Preferred Stock, Series BB Preferred Stock, 6.75% Perpetual Preferred Stock, and Fixed/Adjustable Rate Cumulative Preferred Stock as to dividends and distributions on liquidation. ESOP Preferred Stock does not have preemptive or preferential rights to purchase or subscribe to shares of our capital stock, and is not subject to any sinking fund obligations or other obligations to repurchase or retire the series, except as discussed below.

Dividends. ESOP Preferred Stock is entitled to an annual dividend, subject to adjustments, of $3.30 per share, payable semi-annually. Unpaid dividends accumulate on the date they first became payable, without interest. While any shares of ESOP Preferred Stock are outstanding, we may not declare, pay, or set apart for payment any dividend on any other series of our stock ranking equally with the ESOP Preferred Stock as to dividends unless we have declared and paid, or set apart for payment, like dividends on ESOP Preferred Stock for all dividend payment periods ending on or before the dividend payment date for the parity of our stock, ratably in proportion to their respective amounts of accumulated and unpaid dividends. We generally may not declare, pay, or set apart for payment any dividends, except for, among other things, dividends payable solely in shares of our stock ranking junior to ESOP Preferred Stock as to dividends or upon liquidation, or make any other distribution on, or make payment on account of the purchase, redemption, or other retirement of, any other class or series of our capital stock ranking junior to ESOP Preferred Stock as to dividends or upon liquidation, until full cumulative dividends on ESOP Preferred Stock have been declared and paid or set apart for payment when due.

Voting Rights. Holders of ESOP Preferred Stock are entitled to vote on all matters submitted to a vote of the holders of our common stock and vote together with the holders of our common stock as one class. Except as otherwise required by applicable law, holders of ESOP Preferred Stock have no special voting rights. To the extent that holders of the shares are entitled to vote, each share is entitled to the number of votes equal to the number of shares of our common stock into which the shares of ESOP Preferred Stock could be converted on the record date for determining our stockholders entitled to vote, rounded to the nearest whole vote. Under the current conversion rate, each share of ESOP Preferred Stock is entitled to two votes.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding-up, holders of ESOP Preferred Stock will be entitled to receive, out of our assets available for distribution to our stockholders, $42.50 per share plus all accrued and unpaid dividends of the shares of ESOP Preferred Stock to the date fixed for distribution. These distributions will be subject to the rights of the holders of any preferred stock ranking senior to or equally with ESOP Preferred Stock as to distributions upon dissolution, liquidation, or winding-up but before any amount will be paid or distributed among the holders of our common stock or any other shares of our stock ranking junior to ESOP Preferred Stock. If, upon our voluntary or involuntary dissolution, liquidation, or winding-up, the amounts payable on ESOP Preferred Stock and any other stock ranking equally with ESOP Preferred Stock as to any distribution are not paid in full, holders of ESOP Preferred Stock and the other capital stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which it is entitled, holders of ESOP Preferred Stock will not be entitled to any further distribution of our assets. Any merger, consolidation, or purchase or sale of assets by us will not be deemed to be a dissolution, liquidation, or winding-up of our affairs.

Redemption. ESOP Preferred Stock is redeemable, in whole or in part, at our option at any time. The redemption price for the shares of ESOP Preferred Stock, which may be paid in cash or shares of our common stock, is $42.50 per share. The redemption price also must include all accrued and unpaid dividends to the date of redemption. If ESOP Preferred Stock is treated as Tier 1 capital for bank regulatory purposes, the approval of the Federal Reserve Board may be required to redeem ESOP Preferred Stock.

In addition, we are required to redeem shares of ESOP Preferred Stock at the option of the holder to the extent necessary either to provide for distributions required to be made under the Employee Stock Ownership Plan or to make payments of principal, interest, or premium due and payable on any indebtedness incurred by the holder for the benefit of the Employee Stock Ownership Plan.

Series B Preferred Stock

Preferential Rights. The Series B Preferred Stock ranks senior to ESOP Preferred Stock and our common stock, ranks equally with 6.75% Perpetual Preferred Stock and Fixed/Adjustable Rate Cumulative Preferred Stock, and ranks junior to Series BB Preferred Stock as to dividends and upon liquidation. Series B Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of capital stock without the consent of holders of Series B Preferred Stock, we may issue preferred stock with superior or equal rights or preferences.

Dividends. Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by our board of directors, cumulative cash dividends at an annual dividend rate per share of 7.00% of the stated value per-share of Series B Preferred Stock. The stated value per share of the Series B Preferred Stock is $100. Dividends are payable quarterly. We cannot declare or pay cash dividends on any shares of our common stock unless full cumulative dividends on Series B Preferred Stock have been paid or declared and funds sufficient for the payment have been set apart.

Voting Rights. Each share of Series B Preferred Stock has equal voting rights, share for share, with each share of our common stock.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of our preferred stock ranking superior to Series B Preferred Stock, but before any distribution on shares of our common stock, liquidating dividends of $100 per share plus accumulated dividends.

Redemption. Shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders, at the redemption price of $100 per share plus accumulated dividends, provided that (1) full cumulative dividends have been paid, or declared, and funds sufficient for payment set apart, upon any class or series of our preferred stock ranking superior to Series B Preferred Stock; and (2) we are not then in default or in arrears on any sinking fund or analogous fund or call for tenders obligation or agreement for the purchase or any class or series of our preferred stock ranking superior to Series B Preferred Stock.

Series BB Preferred Stock

Dividends. Holders of Series BB Preferred Stock are entitled to receive, when and as declared by our board of directors, out of funds legally available for payment, an annual dividend of $2.50 per share. Dividends are payable quarterly on January 1, April 1, July 1, and October 1 of each year. Dividends on Series BB Preferred Stock are cumulative from the date of issue. Each dividend is payable to holders of record as appearing on our stock register on the record dates fixed by our board of directors. No interest, or sum of money in lieu of interest, is payable in respect of any dividend payment or payments on Series BB Preferred Stock which may be in arrears.

Conversion Rights. Subject to the terms and conditions set forth below, holders of shares of Series BB Preferred Stock have the right, at their option, to convert such shares into shares of our common stock at any time into fully paid and nonassessable shares of our common stock (calculated as to each conversion to the nearest 1/1,000 of a share) at the rate of 6.17215 shares of our common stock for each share of Series BB Preferred Stock surrendered for conversion (the “Conversion Rate”). The Conversion Rate is subject to adjustment from time to time to reflect our common stock splits and similar alterations in our common stock.

Redemption. Shares of Series BB Preferred Stock are redeemable at the our option, in whole or in part, at a redemption price of $25 per share plus an amount equal to accrued and unpaid dividends up to and including the redemption date. Shares of Series BB Preferred Stock are not subject to a sinking fund.

Liquidation Rights. In the event of our voluntary or involuntary dissolution, liquidation, or winding up of our affairs, holders of Series BB Preferred Stock are entitled to receive out of our assets available for distribution to stockholders an amount equal to $25 per share plus an amount equal to accrued and unpaid dividends up to and including the date of such distribution, and no more, before any distribution is made to the holders of any of our classes of stock ranking junior to the Series BB Preferred Stock as to the distribution of assets.

Voting. Holders of Series BB Preferred Stock have no voting rights except (1) as required by law; and (2) in the event any quarterly dividend payable on the Series BB Preferred Stock is in arrears, holders of Series BB Preferred Stock are entitled to vote together with the holders of our common stock at our next meeting of stockholders and at each subsequent meeting of stockholders, unless all dividends in arrears have been paid or declared and set apart for payment prior to the date of the meeting. In those cases where holders of Series BB Preferred Stock are entitled to vote, each holder is entitled to cast the number of votes equal to the number of whole shares of our common stock into which his or her Series BB Preferred Stock is then convertible.

6.75% Perpetual Preferred Stock

Preferential Rights. The 6.75% Perpetual Preferred Stock ranks senior to our common stock and ESOP Preferred Stock, equally with Series B Preferred Stock and Fixed/Adjustable Rate Cumulative Preferred Stock, and junior to any Series BB Preferred Stock as to dividends and distributions on liquidation.

Dividends. Holders of shares of 6.75% Perpetual Preferred Stock are entitled to receive dividends at the rate of 6.75% per annum, payable quarterly, before we may declare or pay any dividend on our common stock or our junior preferred stock. The dividends on the 6.75% Perpetual Preferred Stock are cumulative. If the Internal Revenue Code is amended to reduce the percentage of the dividend payable on preferred stock that may be deducted by corporate stockholders (the “Dividends Received Deduction”), which currently is 70%, we will increase the amount of dividends payable on the 6.75% Perpetual Preferred Stock for dividend payments made on or after the date of enactment of such amendment.

Voting Rights. Holders of 6.75% Perpetual Preferred Stock have no voting rights, except as required by law and to the extent the consent of the holders of 6.75% Perpetual Preferred Stock at the time outstanding is necessary to authorize, effect, or validate any amendment, alteration, or repeal of any provision of our Amended and Restated Certificate of Incorporation or to create any series of stock with dividend rights or liquidation preferences ranking greater than the 6.75% Perpetual Preferred Stock. If any quarterly dividend payable on the 6.75% Perpetual Preferred Stock is in arrears for six full quarterly dividends or more, the holders of 6.75% Perpetual Preferred Stock will be entitled to vote together as a group, to the exclusion of the holders of any other series of preferred stock or our common stock, at our next annual meeting of stockholders for the election of directors and at each subsequent meeting of stockholders for the election of directors, until all dividends in arrears have been paid or declared and set apart for payment, for two directors. Each director elected by the holders of 6.75% Perpetual Preferred Stock shall continue to serve as a director until the dividend arrearage is eliminated.

Distributions. In the event of the voluntary or involuntary dissolution, liquidation, or winding up, holders of 6.75% Perpetual Preferred Stock are entitled to receive out of assets available for distribution to stockholders an amount equal to $250 per share plus an amount equal to accrued and unpaid dividends up to and including the date of distribution, and no more, before any distribution will be made to the holders of any class of our stock ranking junior to the 6.75% Perpetual Preferred Stock as to the distribution of assets. In determining whether payment of a distribution must be made to the holders of the 6.75% Perpetual Preferred Stock, any merger, consolidation, or purchase or sale of assets by us will not be deemed a dissolution, liquidation, or winding up of such affairs. Shares of 6.75% Perpetual Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the 6.75% Perpetual Preferred Stock, in whole or in part, at our option, on and after April 15, 2006, at $250 per share, plus accrued and unpaid dividends, if any. We also may redeem the 6.75% Perpetual Preferred Stock prior to April 15, 2006, in whole, at our option, if the Internal Revenue Code is amended to reduce the Dividends Received Deduction.

So long as any shares of 6.75% Perpetual Preferred Stock are outstanding, we may not redeem any shares of our common stock or any other class of our preferred stock ranking junior to or on a parity with 6.75% Perpetual Preferred Stock unless we have paid full cumulative dividends on all outstanding shares of the 6.75% Perpetual Preferred Stock for all past dividend payment periods. Further, if any dividends on the 6.75% Perpetual Preferred Stock are in arrears, we may not redeem any shares of the 6.75% Perpetual Preferred Stock unless we simultaneously redeem all outstanding shares of the 6.75% Perpetual Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the 6.75% Perpetual Preferred Stock.

Fixed/Adjustable Rate Cumulative Preferred Stock

Preferential Rights. The Fixed/Adjustable Rate Cumulative Preferred Stock ranks senior to our common stock and ESOP Preferred Stock, equally with Series B Preferred Stock and 6.75% Perpetual Preferred Stock, and junior to Series BB Preferred Stock as to dividends and distributions on liquidation.

Dividends. Through April 1, 2006, the holders of Fixed/Adjustable Rate Cumulative Preferred Stock are entitled to receive dividends at the rate of 6.60% per annum computed on the basis of the issue price of Fixed/Adjustable Rate Cumulative Preferred Stock of $250 per share, payable quarterly out of the funds legally available for the payment of dividends, before we may declare or pay any dividend upon our common stock or junior preferred stock. After April 1, 2006, the dividend rate on Fixed/Adjustable Rate Cumulative Preferred Stock will be a rate per annum equal to 0.50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate, and the Thirty Year Constant Maturity Rate, as each term is defined in our Amended and Restated Certificate of Designations establishing the Fixed/Adjustable Rate Cumulative Preferred Stock. The applicable rate per annum for any dividend period beginning on or after April 1, 2006 will not be less than 7.00% nor greater than 13.00%.

The dividends on Fixed/Adjustable Rate Cumulative Preferred Stock are cumulative. If the Internal Revenue Code is amended to reduce the Dividends Received Deduction, we will increase the amount of dividends that will be payable on Fixed/Adjustable Rate Cumulative Preferred Stock for dividend payments made on or after the date of enactment of such amendment.

Voting Rights. Holders of Fixed/Adjustable Rate Cumulative Preferred Stock have no voting rights, except as required by law and to the extent the consent of the holders of Fixed/Adjustable Rate Cumulative Preferred Stock at the time outstanding is necessary to authorize, effect, or validate any amendment, alteration, or repeal of any provision of our Amended and Restated Certificate of Incorporation or to create any series of stock with dividend rights or liquidation preferences ranking greater than the Fixed/Adjustable Rate Cumulative Preferred Stock. If any quarterly dividend payable on the Fixed/Adjustable Rate Cumulative Preferred Stock is in arrears for six full quarterly dividends or more, the holders of Fixed/Adjustable Rate Cumulative

Preferred Stock will be entitled to vote together as a group, to the exclusion of the holders of any other preferred stock or our common stock, at our next annual meeting of stockholders for the election of directors and at each subsequent meeting of stockholders for the election of directors, until all dividends in arrears have been paid or declared and set apart for payment, for two directors. Each director elected by the holders of Fixed/Adjustable Rate Cumulative Preferred Stock shall continue to serve as a director until the dividend arrearage is eliminated.

Distributions. In the event of the voluntary or involuntary dissolution, liquidation, or winding up, holders of Fixed/Adjustable Rate Cumulative Preferred Stock are entitled to receive out of assets available for distribution to stockholders an amount equal to $250 per share plus an amount equal to accrued and unpaid dividends up to and including the date of distribution, and no more, before any distribution will be made to the holders of any class of our stock ranking junior to the Fixed/Adjustable Rate Cumulative Preferred Stock as to the distribution of assets. In determining whether payment of a distribution must be made to the holders of the Fixed/Adjustable Rate Cumulative Preferred Stock, any merger, consolidation, or purchase or sale of assets by us will not be deemed a dissolution, liquidation, or winding up of such affairs. Shares of Fixed/Adjustable Rate Cumulative Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the Fixed/Adjustable Rate Cumulative Preferred Stock, in whole or in part, at our option, on and after April 1, 2006, at $250 per share, plus accrued and unpaid dividends, if any. We may also redeem the Fixed/Adjustable Rate Cumulative Preferred Stock prior to April 1, 2006, in whole, at our option, if the Internal Revenue Code is amended to reduce the Dividends Received Deduction.

So long as any shares of Fixed/Adjustable Rate Cumulative Preferred Stock are outstanding, we may not redeem any shares of Fixed/Adjustable Rate Cumulative Preferred Stock, our common stock, or any other class of preferred stock ranking junior to or on a parity with Fixed/Adjustable Rate Cumulative Preferred Stock, unless we have paid full cumulative dividends on all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock for all past dividend payment periods. Further, if any dividends on Fixed/Adjustable Rate Cumulative Preferred Stock are in arrears, we may not redeem any shares of Fixed/Adjustable Rate Cumulative Preferred Stock, unless we simultaneously redeem all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary receipts evidencing depositary shares, each of which will represent fractional shares of preferred stock, rather than full shares of these securities. We will deposit shares of preferred stock of each series represented by depositary shares under a deposit agreement between us and a United States bank or trust company that we will select (the “depository”).

The particular terms of the preferred stock offered and the extent, if any, to which the general provisions may apply to the depositary shares will be described in the prospectus supplement. The general descriptions below and in the prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the deposit agreement and the depositary receipts, the forms of which are incorporated by reference in the registration statement and the definitive forms of which will be filed with the Securities and Exchange Commission, or “SEC,” at the time of sale of the depositary shares.

Terms of the Depositary Shares

Depositary receipts issued under the deposit agreement will evidence the depositary shares. Depositary receipts will be distributed to those persons purchasing depositary shares representing fractional shares of preferred stock in accordance with the terms of the offering. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction of a share of preferred stock represented by the applicable depositary share, to all the rights and preferences of the preferred stock being represented, including dividend, voting, redemption, conversion, and liquidation rights, all as will be set forth in the prospectus supplement relating to the depositary shares being offered.

Pending the preparation of definitive depositary receipts, the depository, upon our written order, may issue temporary depositary receipts. The temporary depositary receipts will be substantially identical to, and will have all the rights of, the definitive depositary receipts, but will not be in definitive form. Definitive depositary receipts will be prepared thereafter and temporary depositary receipts will be exchanged for definitive depositary receipts at our expense.

Withdrawal of Preferred Stock

Unless the depositary shares have been called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the principal office of the depository, pay any charges, and comply with any other terms as provided in the deposit agreement for the number of shares of preferred stock underlying the depositary shares. A holder of depositary shares who withdraws shares of preferred stock will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement relating to the depositary shares being offered.

However, holders of whole shares of preferred stock will not be entitled to deposit those shares under the deposit agreement or to receive depositary receipts for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Dividends and Other Distributions

The depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. However, the depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed will be added to and treated as part of the next sum received by the depository for distribution to record holders.

If there is a distribution other than in cash, the depository will distribute property it receives to the record holders of depositary shares who are entitled to that property. However, if the depository determines that it is not feasible to make this distribution of property, the depository, with our approval, may sell that property and distribute the net proceeds to the holders of the depositary shares.

Redemption of Depositary Shares

If a series of preferred stock which relates to depositary shares is redeemed, the depositary shares will be redeemed from the proceeds received by the depository from the redemption, in whole or in part, of that series of preferred stock. The depository will mail notice of redemption at least 30 and not more than 45 calendar days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depository’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable on that series of the preferred stock.

Whenever we redeem preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depositary shares representing the preferred stock redeemed. If less than all of the depositary shares are redeemed, the depositary shares redeemed will be selected by lot or pro rata or by any other equitable method as the depository may decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. At that time, all rights of the holder of the depositary shares will cease, except the right to receive any money or other property they become entitled to receive upon surrender to the depository of the depositary receipts.

Voting the Deposited Preferred Stock

Any voting rights of holders of the depositary shares are directly dependent on the voting rights of the underlying preferred stock, which customarily have limited voting rights. Upon receipt of notice of any meeting at which the holders of the preferred stock held by the depository are entitled to vote, the depository will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying the holder’s depositary shares. The depository will endeavor, insofar as practicable, to vote the amount of preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action which may be deemed necessary by the depository to enable the depository to do so. The depository will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depository. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. Either we or the depository may terminate a deposit agreement if all of the outstanding depositary shares have been redeemed or if there has been a final distribution in respect of our preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depository

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depository arrangements. We will pay the fees of the depository in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts. The depository may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or preferred stock are paid by their holders.

Miscellaneous

The depository will forward to the holders of depositary shares all of our reports and communications which are delivered to the depository and which we are required to furnish to the holders of our preferred stock.

Neither we nor the depository will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. All of our obligations as well as the depository’s obligations under the deposit agreement are limited to performance in good faith of our respective duties set forth in the deposit agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depository

The depository may resign at any time by delivering to us notice of its election to do so, and we may remove the depository at any time. Any resignation or removal will take effect only upon the appointment of a successor depository and the successor depository’s acceptance of the appointment. Any successor depository must be a United States bank or trust company.

DESCRIPTION OF COMMON STOCK

The following summary of our common stock is qualified in its entirety by reference to the description of the common stock incorporated by reference in this prospectus.

General

We are authorized to issue 7,500,000,000 shares of common stock, par value $.01 per share, of which approximately 2.04 billion shares were outstanding on April 1, 2004. Our common stock trades on the New York Stock Exchange and on the Pacific Exchange under the symbol “BAC.” Our common stock is also listed on the London Stock Exchange, and certain shares are listed on the Tokyo Stock Exchange. As of April 1, 2004, 416.5 million shares were reserved for issuance in connection with our various employee and director benefit plans, our Dividend Reinvestment and Stock Purchase Plan, the conversion of our outstanding convertible securities, and for other purposes. After taking into account the reserved shares, there were approximately 5.04 billion authorized shares of our common stock available for issuance as of April 1, 2004.

Voting and Other Rights

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters, including the election of directors. However, (1) amendments to our Amended and Restated Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class, and (2) a merger, dissolution, or the sale of all or substantially all of our assets must be approved by the affirmative vote of the holders of a majority of the voting power of the then outstanding voting shares.

In the event of our liquidation, holders of our common stock will be entitled to receive pro rata any assets legally available for distribution to stockholders, subject to any prior rights of any preferred stock then outstanding.

Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights. All the outstanding shares of our common stock are, and upon proper conversion of any preferred stock, all of the shares of our common stock into which those shares are converted will be, validly issued, fully paid, and nonassessable.

Mellon Investor Services LLC is the transfer agent and registrar for our common stock.

Dividends

Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as our board of directors may declare out of funds legally available for payments. Stock dividends, if any are declared, may be paid from our authorized but unissued shares.

REGISTRATION AND SETTLEMENT

Each debt security, warrant, unit, share of preferred stock, and depositary share in registered form will be represented either:

•	by one or more global securities representing the entire issuance of securities; or

•	by a certificate issued in definitive form to a particular investor.

Book-Entry System

Unless otherwise specified in a prospectus supplement, we will issue each security in book-entry only form. This means that we will not issue actual notes or certificates. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on their own behalf or on behalf of their customers.

If a security is registered on the books that we or the trustee, warrant agent, unit agent, depository, or other agent maintain in the name of a particular investor, we refer to that investor as the “holder” of that security. These persons are the legal holders of the securities. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are obligated to pass these payments along under agreements they have made with one another or with their customers, and they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

In the future we may cancel a global security or issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

•	the depository, such as The Depository Trust Company, New York, New York, which is known as “DTC,” notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in any case we fail to appoint a successor to the depository within 60 calendar days;

•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities; or

•	an event of default has occurred and is continuing with respect to the securities under the applicable Indenture or agreement.

Street Name Owners

When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution. For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any Indenture and the obligations, if any, of any warrant agents, unit agents, depository, and any other third parties employed by us, the trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for a series of debt securities or the warrant agreement for a series of warrants or the unit agreement for a series of units or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether you can provide contact information to the registrar to receive copies of notices directly;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities

Each security issued in book-entry form and represented by a global security will be deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees, which we will select. These financial institutions or clearing systems that we select for any security are called “depositories.” Each series of securities will have one or more of the following as the depositories:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositories named above also may be participants in one another’s systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depository or depositories for your securities will be named in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

The following is based on information furnished to us by DTC:

DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of certificates representing securities. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the securities, except if the use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

We will make payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream, Luxembourg and Euroclear

Each series of securities represented by a global security sold or traded outside the United States may be held through Clearstream, Luxembourg or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream, Luxembourg and Euroclear provide a clearing and settlement organization for cross-

border bonds, equities, and investment funds. Clearstream, Luxembourg is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream, Luxembourg may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security. If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described above;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of any legal rights relating to the securities;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	we, the trustee, any warrant agents, and any unit agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we, the trustee, any warrant agents, and any unit agents do not supervise the depository in any way;

•	the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depository’s book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Registration, Transfer, and Payment of Certificated Notes

If we ever issue securities in certificated form, those securities may be presented for registration, transfer, and payment at the office of the registrar or at the office of any transfer agent we designate and maintain. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any securities at any time.

We will not be required to issue, exchange, or register the transfer of any security to be redeemed for a period of 15 calendar days before the selection of the securities to be redeemed. In addition, we will not be required to exchange or register the transfer of any security that was selected, called, or is being called for redemption, except the unredeemed portion of any security being redeemed in part.

We will pay principal, any premium, interest, and any amounts payable on any certificated securities at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a security on any interest payment date to the person in whose name the security is registered at the close of business on the regular record date for that payment.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may be Banc of America Securities LLC or any of our other affiliates.

Each prospectus supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any of those sales in the prospectus supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

Ordinarily, each series of offered securities will be a new issue of securities and will have no established trading market.

To facilitate offering the securities in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the offered securities or any other securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the offered securities for the underwriters’ own account.

•	An underwriter may place a stabilizing bid to purchase an offered security for the purpose of pegging, fixing, or maintaining the price of that security.

•	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the offered securities by bidding for, and purchasing, the offered securities or any other securities in the open market in order to reduce a short position created in connection with the offering.

•	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters to whom the offered securities are sold for offering and sale may make a market in the offered securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a securities exchange. We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payments the underwriters or agents may be required to make.

One of our subsidiaries, Banc of America Securities LLC, is a broker-dealer and a member of the National Association of Securities Dealers, Inc. Each initial offering and any remarketing of securities involving any of our broker-dealer subsidiaries, including Banc of America Securities LLC, will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate. Following the initial distribution of securities, our affiliates, including Banc of America Securities LLC, may buy and sell the securities in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being sold.

This prospectus and related prospectus supplements may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the securities, including block positioning and block trades, to the extent permitted by applicable law. Any of our affiliates may act as principal or agent in those transactions. None of Banc of America Securities LLC or any other member of the National Association of Securities Dealers, Inc. participating in the distribution of the securities will execute a transaction in the securities in a discretionary account without specific prior written approval of that customer.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. Securities sold in market-making transactions include securities issued after the date of this prospectus as well as securities previously issued.

We will provide information to the purchaser about the trade and settlement dates, as well as the purchase price, for a market-making transaction in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it. This means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2003;

•	our current reports on Form 8-K filed January 2, 2004, January 15, 2004, January 29, 2004, February 17, 2004, February 19, 2004, March 2, 2004, March 10, 2004, March 15, 2004, March 18, 2004, March 22, 2004, March 23, 2004, March 30, 2004, April 1, 2004 (as amended on April 14, 2004), April 9, 2004, and April 14, 2004 (other than those portions furnished under Item 9 or Item 12 of Form 8-K); and

•	the description of our common stock which is contained in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as modified on our current report on Form 8-K dated March 30, 2004.

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, but not any information that we may furnish under Item 9 or Item 12 of Form 8-K.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation

Corporate Treasury Division

NC1-007-07-06

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5972

FORWARD-LOOKING STATEMENTS

This prospectus and all accompanying prospectus supplements contain or incorporate by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions.

The forward-looking statements involve certain risks and uncertainties. Our ability to predict results or the actual effect of our results, performance, or achievements, is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements, is contained under the caption “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL OPINIONS

The legality of the securities will be passed upon for us by Helms Mulliss & Wicker, PLLC, Charlotte, North Carolina, and for the underwriters or agents by Morrison & Foerster LLP, New York, New York. As of the date of this prospectus, certain members of Helms Mulliss & Wicker, PLLC, beneficially own less than one-tenth of 1% of our outstanding shares of common stock.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2003 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

[THIS PAGE INTENTIONALLY LEFT BLANK]

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus, and the related pricing supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this document.

Our affiliates, including Banc of America Securities LLC and Banc of America Investment Services, Inc., will deliver this prospectus supplement, the accompanying prospectus, and the related pricing supplement for offers and sales in the secondary market.

$10,000,000,000

Medium-Term Notes,

Series K

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

Banc of America Investment Services, Inc.

April 15, 2004